                                                                   EXHIBIT 10.26


                                     LEASE


                                    between

                                 Jack Rosenblum

                                      and

              Sprint Spectrum L.P., A Delaware Limited Partnership

                                TABLE OF CONTENTS

Page
----

  1.  PREMISES...................................   1

  2.  TERM; POSSESSION...........................   1

  3.  RENT.......................................   2

  4.  UTILITIES..................................   5

  5.  USE OF PREMISES............................   5

  6.  MAINTENANCE AND REPAIRS....................   6

  7.  ALTERATIONS AND IMPROVEMENTS BY TENANT.....   6

  8.  SIGNS......................................   7

  9.  PARKING....................................   7

 10.  ASSIGNMENT AND SUBLETTING..................   8

 11.  SUBORDINATION..............................   8

 12.  INDEMNITY AND INSURANCE....................   9

 13.  DAMAGE OR DESTRUCTION......................  10

 14.  CONDEMNATION...............................  11

 15.  ACCESS.....................................  11

 16.  DEFAULT BY TENANT..........................  11

 17.  REMEDIES BY LANDLORD.......................  12

 18.  SELF HELP..................................  14

 19.  LIMITATION OF LIABILITY....................  14

 20.  FORCE MAJEURE..............................  15

 21.  SECURITY DEPOSIT  [INTENTIONALLY OMITTED]..  15

 22.  ESTOPPEL CERTIFICATES......................  15
                                       i
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 23.  OPTION TO EXPAND...........................  16

 24.  FREON CONTAINING EQUIPMENT.................  16

 25.  HAZARDOUS MATERIALS........................  17

 26.  ASBESTOS...................................  17

 27.  OCCUPANCY..................................  18

 28.  LATE CHARGE; ADDITIONAL RENT...............  18

 29.  LEASE EXTENSION............................  18

 30.  RULES & REGULATIONS........................  18

 31.  NOTICES....................................  18

 32.  REAL ESTATE BROKERS........................  19

 33.  NO WAIVER..................................  19

 34.  QUIET ENJOYMENT............................  19

 35.  RECORDING..................................  19

 36.  BINDING EFFECT.............................  20

 37.  ENTIRE AGREEMENT...........................  20

 38.  WAIVER OF JURY TRIAL.......................  20

 39.  REMEDIES CUMULATIVE........................  20

 40.  ATTORNEYS' FEES............................  20

 41.  SEVERABILITY...............................  20

 42.  PARAGRAPH HEADINGS.........................  20

 43.  ACCEPTANCE.................................  20

 44.  RIDER......................................  21

                                     LEASE

          THIS LEASE, made and entered into as of the _____ day of September, 1996, by and between Jack Rosenblum, having his principal office and place of business at 115 Great Oaks Office Park, Albany, New York 12203, as Landlord (hereinafter called "Landlord"), and Sprint Spectrum, L.P., a Delaware Limited Partnerships having its principal office and place of business at as Tenant (hereinafter called "Tenant");

                                  WITNESSETH:

          The parties hereto, for the consideration herein stated, hereby covenant and agree as follows:

     1.   PREMISES

          Landlord does hereby lease and demise to Tenant, and Tenant does hereby hire and take from Landlord, the following described premises in the building located at and known as 300 Great Oaks (hereinafter called the "Building"), situated in Great Oaks Office Park, Western Avenue and Church Road, Town of Guilderland, County of Albany, State of New York, to wit: approximately Nine Thousand Two Hundred (9,200) square feet of rentable space on the 1st floor- Suite 319 as shown outlined in red on the floor plan attached hereto as EXHIBIT "A" and made a part hereof (hereinafter called the "Premises"); together with all the appurtenances, rights, privileges and easements in any way pertaining thereto including, but not limited to, the elevators, stairways, corridors, entranceways, rest rooms, parking facilities and other similar or related facilities as may exist in and about the Building (hereinafter collectively called the "Common Areas") and be generally available to all tenants. All measurements which form the basis for the determination of the square footage of the Premises, the square footage of the Tenant's optional expansion area, the calculation of Rent, Basic Monthly Rent, Additional Rent, proportionate shares and other charges under the terms of this Lease shall be made in accordance with the applicable BOMA standard method of floor measurement and Landlord shall provide Tenant with a certification of the accuracy or such measurements by an architect licensed in the jurisdiction where the Building is located prior to the Commencement Date as hereinafter defined. Landlord represents and warrants that Landlord has full right and authority to lease the Premises and to otherwise enter into this Lease on the terms and conditions set out herein.

     2.   TERM; POSSESSION

          a. The term of this Lease shall be for a period of five (5) years commencing on the later of substantial completion of the Landlord's Work (as defined below and in the Workletter attached as Exhibit C) or first day of January, 1997 (01/01/97) (hereinafter called the "Commencement Date") and ending at midnight on the 31st day of December, 2001 (12/31/01) (hereinafter called the "Expiration Date"), unless sooner terminated as hereinafter provided. Landlord shall deliver possession of the Premises to Tenant on or prior to the Commencement Date of the term hereof, free and clear of all tenancies and occupancies, broom clean and in good order and condition and with the alterations and improvements to be made by Landlord in accordance with Exhibits A and C, attached hereto and made a part hereof, substantially completed in accordance with the Work Agreement attached as Exhibit C in a first-class manner.

The Landlord's Work shall be considered "substantially complete" and "substantial completion" shall be achieved for purposes of this Lease when all of the following shall have occurred (i) Landlord has performed or completed all of the Landlord's Work (as defined herein and in the Lease), except only for punchlist items of a quantity and character which do not substantially interfere with Tenant's ability to occupy or use the Premises or to complete improvements to the Premises to be made by Tenant and (ii) all approvals, certificates of occupancy and permits (other than Tenant's business licenses and those permits and approvals from the appropriate governmental authorities pertaining to the Improvements required for the legal and practical occupancy of the Premises for Tenant's intended use have been approved for issuance, and (iii) the Landlord and all subcontractors have provided certificates of payment for all of Landlord's Work and (iv) the architect certifies in writing that the Premises are "substantially complete" as defined above; and (v) Landlord has effected removal of all rubbish and debris, such that Tenant may commence its business operations from the Premises immediately after Landlord completes such clean-up. Landlord shall provide Tenant with Thirty (30) days prior notice of substantial completion of the Premises. Landlord shall deliver the Premises and substantially complete the Landlord's Work on or before the sixtieth (60th) day following the Commencement date of this Lease.

     3.   RENT

          a. The annual base rent (hereinafter called the "Base Rent") for the Premises shall be One Hundred Forty-four Thousand Nine Hundred and 00/100ths Dollars ($144,900.00), which Tenant agrees to pay to Landlord in equal monthly installments of Twelve Thousand and Seventy-Five and 00/100ths Dollars ($12,075.00) each, in advance, on the first day of each and every calendar month during the term of this Lease. All rent due or to become due hereunder shall be paid to Landlord at its address first above written, unless Landlord shall designate some other payee or address for the payment thereof by giving written notice to that effect to Tenant. The foregoing amounts of Base Rent and monthly installments shall be adjusted to reflect those amounts resulting from the application of a Fifteen and 75/100ths Dollars per rentable square foot rate per annum to the number of rentable square feet of space determined by the certified measurement of the Premises.

          b. In addition to the Base Rent payable under this Lease as set forth above, Tenant shall pay to Landlord as additional rental (hereinafter called "Additional Rental") the following:

               (i) A pro-rata percentage of any increase in the cost of maintaining and operating the Building (hereinafter referred to as "Operating Expenses") for each calendar year during the term of this Lease over the cost of maintaining and operating said property for the calendar year 1996 (hereinafter referred to as the "Base Year"). Landlord represents that the pro-rata percentage applicable to this Lease is Fifteen Percent (15.33%) based on the ratio of the rentable square footage of the Premises as compared to the rentable square footage of the Building, which percentage is subject to adjustment based on certified measurements.

               (ii) A pro-rata percentage of any increase in any Taxes (as defined below in Paragraph 3) against the Building for each year of the term of this Lease over and above the Taxes with respect to the Base Year. Landlord represents that the pro-rata percentage applicable to this Lease is Fifteen Percent (15.33%) based on the ratio of the rentable square footage of the Premises as compared to the rentable square footage of the Building, which percentage is subject to adjustment based on certified measurements.. Computations relating to the increases in Taxes shall be computed as if the Building of which the Premises form a part is fully assessed as a completed and fully operational building. Landlord represents and warrants that the Building of which the Premises form a part, is fully assessed as a completed fully operational building prior to or at the commencement of the Base Year. Without limiting the foregoing representation and warranty, in each calendar year in which the Building of which the Premises form a part is less than fully assessed as a completed and fully operational building for the full calendar year, the Taxes for the Base Year shall be increased for the purpose of calculating tax escalation charges to the amount of Taxes for the Building and the property of which it is a part as fully assessed, fully completed and fully operational. The resulting amount(s) shall be used for calculating Tax escalations pursuant to this Paragraph.

          Operating Expenses shall include only those things customarily considered under generally accepted accounting principles as building operating expenses; that is the cost of all normal repairs, maintenance, security, janitor service, exterior grounds maintenance, snow removal, rubbish removal, Taxes (except ad valorem and income taxes), water and sewer charges, fire casualty and liability insurance carried by the Landlord with respect to the Building or any incident or casualty occurring therein or with respect thereto and Building and Common Areas management. Operating Expenses shall also include a proportionate allocation to the Building of the actual and reasonable costs incurred by Landlord in operating and maintaining the Common Areas.

          "Taxes" are defined as all real estate taxes and assessments, general and special, ordinary and extraordinary, unforeseen as well as foreseen, of any kind and nature whatsoever in said categories that are assessed upon the Land and Building and become payable during the term of this Lease.

          In addition, the cost of any capital improvements to the Building and Common Areas and/or of any machinery or equipment of a capital nature installed in the Building and Common Areas which is made or becomes operational as the case may be following final completion of the Building and Common Areas, may be included in the cost of maintaining and operating the Building and Common Areas, provided such improvements reduce the expenses which otherwise would be included in the cost of maintaining and operating the Building and Common Areas. Such cost shall be included in Operating Expenses to the extent of the lesser of:
(i) such cost, amortized over the useful life of the improvement, machinery and/or equipment (as reasonably estimated by Landlord using generally accepted accounting principles); or (ii) the amount of such reduction in Operating Expenses. Only the proportionate part allocable to each calendar year during the term of this Lease of such cost which has been amortized over the useful life (as reasonably estimated by Landlord) may be included in the cost off maintaining and operating the Building and Common Areas.

          c. Tenant hereby agrees to pay Landlord as Additional Rental on account of each calendar year (or portion thereof) during the term hereof Tenant's proportionate share of such Operating Expenses and Taxes for that calendar year over those for the Base Year. On the first day of each month during the term of this Lease, Tenant shall pay to Landlord an estimate of any such excess reasonably anticipated by Landlord at the rate of one-twelfth (1/12th) of Tenant's proportionate share of such estimated excess. Appropriate adjustment shall be made yearly during the term of this Lease based upon a statement to be furnished to Tenant by Landlord following the close of each calendar year. Each such statement shall set forth any excess Operating Expenses for the particular calendar year in question and the aggregate of monthly payments by Tenant on account thereof. If such statement reflects any such excess which has not been paid to Landlord by Tenant by means of the monthly payments, then Tenant shall pay the amount of such deficiency within thirty (30) days after the date such a statement was mailed to Tenant. If such statement reflects an overpayment by Tenant, then at the option of Tenant, Landlord shall refund the excess to Tenant within thirty (30) days after the date such a statement was mailed to Tenant or credit Tenant with the amount of such overpayment against the monthly payments thereafter due from Tenant on account of Base Rent or any future excess Operating Expenses and/or Taxes.

          d. Operating Expenses shall not include any expenses, labor or materials relating to financing, depreciation or amortization of funded indebtedness, nor Tenant's separately metered electricity.

          e. A bill for Operating Expenses and Taxes (or copies thereof) submitted by Landlord to Tenant shall be sufficient evidence of the amount of maintenance and Operating Expenses Taxes and charges with respect to the property and improvements thereon. Tenant's pro-rata share of any increases shall be adjusted in the first and the last year to take into consideration the fact that Tenant may be in possession for a partial year.

          If Landlord shall receive a refund of Taxes for any period during the term of this Lease after the year during which the term of this Lease shall commence, then Landlord shall pay over to Tenant the pro-rata percentage of Taxes paid by Tenant as set forth above, to the extent Tenant shall have borne any portion of such Taxes so refunded, after deducting from any such Taxes to be refunded the fees and expense incurred by Landlord in obtaining such refund.

          Base Rent and Additional Rent payable under this Paragraph shall be apportioned for any fraction of year at the end of the term of this Lease.

          Any apportionments of Base Rent or Additional Rent to be made under this Lease shall be computed on the basis of a three hundred sixty (360) day year with twelve (12) months of thirty (30) days each. Tenant's obligation to pay its pro-rata share of increase in Operating Expenses and Taxes for the final period of the Lease shall survive the expiration of the term of this Lease, and shall be payable immediately upon billing.

          f. Except as set forth in the Addendum to this Lease, this Lease and the obligation of Tenant to pay Base Rent and Additional Rent hereunder and perform all of the other covenants and agreements hereunder on part of Tenant to be performed shall in no way be affected, impaired or excused because Landlord is unable to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make, or is delayed in making any repairs, additions, alterations or decorations or is unable to supply or is delayed in supplying any equipment or fixtures, if Landlord is prevented or delayed from so doing by reason of governmental preemption in connection with any National Emergency declared by the President of the United States or in connection with any rule, order or regulation of any department or subdivision thereof of any governmental agency or by reason of the condition of supply and demand which have been or are affected by war or other emergency.

          g.  INTENTIONALLY OMITTED.  See Addendum Section 10.

          h. At the request of Tenant at any time after Landlord delivers a yearly statement of Operating Expenses and Taxes to Tenant, Landlord shall make available to Tenant at the Building and allow Tenant to copy such information as is reasonably available to Landlord and reasonably necessary for the purpose of allowing Tenant to verify the information contained in such statement of Operating Expenses and Taxes. No such request shall extend the time within which Tenant is obligated to pay the amounts shown in such statement, and Tenant may not make the request at any time it is in default of such payments. Tenant may thereafter advise Landlord if Tenant objects to any part of a prior statement of Operating Expenses, provided however, that if no objection is made by the second anniversary of Tenant's receipt of particular statement, such statement shall not be subject to objection, absent fraud or misconduct on the part of Landlord. If objection is made within the foregoing two (2) year period, the matter shall be submitted to arbitration. This section shall not be construed so as to bar Tenant from any rights in respect of a refund or readjustment of Taxes.

     4.   UTILITIES

          Tenant shall be responsible for its own utility bills which shall be separately metered and billed directly to Tenant by provider of utilities. In addition Tenant shall pay to Landlord, as additional rent, its proportionate share of utilities which are necessary to provide service to common use facilities (e.g. hallways, lobby and lunch room, pumps, water coolers, elevators) within the Building as well as site lighting for the Common Areas.

     5.   USE OF PREMISES

          a. The Premises shall be used for Tenant's office and marketing purposes and for no other purpose whatsoever.

          b. Tenant shall not at any time use or occupy, or suffer or permit anyone to use or occupy, the Premises, in any manner (a) which causes or is likely to cause injury to the Building or any equipment facilities or systems therein; (b) which constitutes a violation of the laws and requirements of any public authorities or the requirements of any insurance bodies; (c) which impairs the character, reputation or appearance of the Building as a first-class office Building; (d) which impairs the maintenance, operation and repair of the Building and its equipment, facilities or systems; or (e) which unreasonably annoys or inconveniences other tenants of the Building.

          c. Tenant shall, at all times during the term and at its sole cost and expense, promptly comply with all statutes, ordinances, rules, orders, regulations and requirements of the

Federal, State and City Government and of any and all their Departments and Bureaus applicable to Tenant's particular use of the Premises; and shall also, at all times during the term and at its sole cost and expense, promptly comply with all rules, orders and regulations of the New York Board of Fire Underwriters for the prevention of fires, except that Landlord shall be responsible for the cost of any alterations, modifications and improvements to the Premises and Building required pursuant to such rules, orders and regulations and repairs not occasioned by waste, misuse or negligence on the part of Tenant, in which case such repairs shall be made by Landlord, but at the expense of Tenant. Further, Landlord shall be responsible for any and all expenditures for the required compliance arising from the nature of the use of the Premises generally (meaning, if such compliance applies to office uses generally, as opposed to Tenant's particular business being conducted thereon).

     6.   MAINTENANCE AND REPAIRS

          Landlord shall maintain the Land, Building and Common Areas in a state of good operating condition and repair, including the roof and every part thereof, the exterior of the Building & its structural parts, perimeter walls, ceiling, floors, windows, the electrical and lighting system, pipes and plumbing, ventilating system, heating and air-conditioning units and/or system, elevators, stairs and halls, the grounds (including landscaping, parking areas, walkways and driveways) and all necessary apparatus, accessories and fixtures pertaining to said Land, Building & Common Areas and Premises, unless such repairs are required by reason of any waste, misuse or negligence on the part of Tenant, in which case such repairs shall be made by Landlord but at the expense of Tenant. Except as provided above and in EXHIBIT "B", Tenant shall take good care of the Premises and fixtures, make good any injury or breakage done by Tenant or Tenant's agents, employees or visitors, and. shall quit and surrender said Premises, at the end of said term, in as good condition (ordinary wear and tear excepted) as the reasonable use thereof will permit. Tenant shall keep the interior of the Premises in a neat and orderly condition. Landlord shall keep the parking areas, driveways and walkways reasonably clear of ice and snow.

     7.   ALTERATIONS AND IMPROVEMENTS BY TENANT

          a. Tenant shall have the right, at its own expense, to make such non-structural alterations and changes in and to the Premises as it shall deem expedient or necessary for its purposes provided it has first obtained the consent thereto of Landlord in writing, Landlord agreeing that it shall not withhold, delay or condition such consent unreasonably. All such work shall be done in good and workmanlike manner, and in accordance with all applicable laws and shall be performed only by Landlord approved contractors (such approval not to be unreasonably withheld, conditioned or delayed) under the supervision of the Landlord. Landlord shall execute and deliver upon request of Tenant such instrument or instruments embodying the approval of Landlord which may be required by any public or quasi-public authority for the purpose of obtaining any license or permit for the making of such alterations or changes in, to or upon said Premises, Tenant agreeing to pay for and procure such license or permit. Tenant will not make or permit anyone to make any alterations, improvements or additions in or to the Premises, or install any equipment of any kind that will require any alteration or addition to, or the use of, the water, heating, air conditioning or electrical or other building systems or equipment without the consent thereto of Landlord in writing, Landlord agreeing that it shall not withhold, delay or condition such consent unreasonably. If any such alterations or improvements are made, without such consent, the Landlord may correct or remove them and the Tenant shall be liable for any and all expense incurred by the Landlord in the performance of this work. Any such alterations, additions or improvements to the Premises which are made with the Landlord's prior written consent shall immediately become the property of the Landlord and shall remain upon and be surrendered with the Premises as part thereof at the end of the term. The Landlord may, however, at the time of the giving of such consent, by written notice to such effect, require the Tenant to remove all or any part of such alterations, additions or improvements at the end of the Term, and in such event the Tenant shall remove the same at its expense and shall repair all damage to the premises caused by such removal at the end of the Term.

          b. Tenant shall not permit any mechanics or materialmen's liens to be filed against the Premises, nor against the Tenant's leasehold interest in the Premises on account of work or materials procured by Tenant. The Landlord shall have the right at all reasonable times to post and keep posted on the Premises any notice which it deems necessary for protection from such liens. If any such liens ate so filed, the Tenant, at Tenant's election shall bond or discharge such liens and should Tenant fail to do so within Fifteen (15) days following notice thereof, Landlord, at its election may pay and satisfy the same and in such event the sums so paid by the Landlord, with maximum permissible interest from the date of payment, but not to exceed twelve percent (12%) per annum, shall be deemed to be Additional Rent due and payable by the Tenant within Ten
(10) days following written notice or demand.

          c. Tenant shall provide and maintain any fire extinguishers which may be required within tenant's premises.

     8.   SIGNS

          Tenant shall have the right to a free listing on the directory board in the lobby of the Building. Tenant shall also have a suite sign outside next to the door of the Premises and a listing on the outside directory to advertise Tenant's occupancy of the Premises and direct visitors, guests and the like to Tenant's Premises. Suite sign and outside directory listing shall conform to building standard signage and shall be provided by Landlord at Tenant's cost. Tenant shall not otherwise place or paint any sign on or in front of the exterior of the Premises or in any other part of the Building.

     9.   PARKING

          As further consideration for the rental to be paid by Tenant hereunder, Landlord hereby grants to Tenant the right to use the non-exclusive parking area surrounding the Building in common with the other Tenants in the Building. Landlord agrees to provide not less than Forty-five (45) parking spaces for Tenant's use and use of Tenant's visitors at no extra charge. The foregoing obligation, however, shall not be construed as obligating Landlord to provide more than Forty-five (45) parking spaces for Tenant's use. Tenant and its visitors shall not occupy spaces in excess of the number provided in this Paragraph.

     10.  ASSIGNMENT AND SUBLETTING

          a. Tenant will not sell, assign, mortgage or transfer this Lease, or sublet or rent the Premises or any part thereof, or permit the same or any part thereof to be used or occupied by anybody other than the Tenant or the Tenant's employees, without the prior written consent of the Landlord, which Landlord agrees not to unreasonably withhold, condition or delay. Any sale, assignment, mortgage, transfer or subletting of this Lease which is not in compliance with the provisions of this Paragraph and the following paragraphs shall be of no effect and void.

          b. If Tenant shall desire to sublet the Premises, Tenant shall give written notice thereof to Landlord requesting Landlord's consent thereto which notice shall set forth a proposed commencement date ("Proposed Effective Date") of the sublease term, which is not less than Twenty (30) nor more than One Hundred Twenty (120) days after the sending of said notice and attached to said notice shall be a copy of the proposed sublease agreement and of all agreements collateral thereto. The form of said sublease agreement shall be subject to Landlord's consent, such consent not to be unreasonably withheld, conditioned or delayed, and, among other things, provide for the subtenant to be bound by all of the terms and provisions contained in this Lease agreement. Landlord, within twenty (20) business days after receipt of said notice shall give Tenant written notice of Landlord's consent or lack of consent to Tenant's said request.

          c.  INTENTIONALLY OMITTED.

          d. In the event of any sublease of all or any portion of the Premises where the Base Rent reserved in the sublease exceeds the rental or pro rata portion of the Base Rent, as the case may be, for such space reserved in the Lease, Tenant shall pay to the Landlord monthly, as additional rent, at the same time as the monthly installments of Base Rent hereunder, Fifty Percent (50%) of the excess of the rental reserved in the sublease over the Base Rent reserved in this Lease applicable to the subleased space, less all leasing costs, commissions and tenant improvement costs.

          e. If this Lease be assigned, sublet or transferred in any manner whatsoever, such assignment or transfer shall be upon and subject to all of the covenants, provisions and conditions contained in this Lease and notwithstanding any consent by the Landlord to any such assignment or transfer or any subletting by the Tenant, the Tenant shall continue to be and remain liable hereunder. Any consent by the Landlord to any such assignment, transfer, subletting or other matter or thing contained in this Paragraph shall not in any way be construed to relieve the Tenant from obtaining the prior consent of the Landlord to any other or further such assignment, transfer, subletting, matter or thing.

     11.  SUBORDINATION

          Provided that Tenant is provided with a non-disturbance agreement in form and content acceptable to Tenant and its attorneys, this Lease shall he subordinate to any mortgages that are now on or that hereafter may be placed against said Premises, and the recording of such mortgage or mortgages shall have preference and precedence and be superior and prior in lien of this Lease, irrespective of the date of recording and, subject to the foregoing provision, Tenant agrees to execute any such instrument without cost, which may be deemed necessary or desirable to further effect the subordination of this Lease to any such mortgage or mortgages, and a refusal to execute such instrument shall entitle Landlord, or Landlord's assigns and legal representatives to the option of canceling this Lease without incurring any expense or damage and the term hereby granted is expressly limited accordingly, provided, however, that Tenant shall not be required to effectuate any such subordination or other document hypothecating any interest in the Premises unless the mortgagee or beneficiary named in such mortgage or deed of trust shall agree that so long as Tenant is not in default, following notice and the expiration of applicable periods for cure, of any of the terms, covenants, or conditions of this Lease, neither this Lease nor any of the rights of Tenant hereunder shall be terminated or modified or be subject to termination or modification by any trustee's sale, any action or proceeding in foreclosure, or any sale in lieu of the foregoing.

     12.  INDEMNITY AND INSURANCE

          a. With the exception of the Landlord's negligence, Tenant shall indemnify, defend and hold harmless the Landlord, its agents and employees from and against any and all liability (statutory or otherwise), claims, suits, demands, judgments, costs, interest and expense (including, but not limited to, attorney's fees and disbursements) arising from any injury to, or death of, any person or persons or damage to property (including loss of use thereof) related to (i) the Tenant's use of the Premises or conduct of business therein, (ii) any work or thing whatsoever done, or any condition created (other than by the Landlord, its employees, agents or contractors) by or on behalf of the Tenant in or about the Premises, including during the period of time, if any, prior to the term Commencement Date, that the Tenant may have been given access to the Premises for the purpose of doing any work or making any installations, (iii) any condition of the Premises due to or resulting from any default by the Tenant in the performance of the Tenant's obligations under this lease, or (iv) any act, omission or negligence of the Tenant or its agents, contractors, employees, subtenants, licensees or invitees. In case any action or proceeding is brought against the Landlord by reason of any one or more thereof, the Tenant shall pay all costs, attorneys' fees, expenses and liabilities resulting therefrom and shall defend such action or proceeding if Landlord shall so request, at Tenant's expense, by counsel reasonably satisfactory to the Landlord.

          b. Tenant shall carry and keep in force, at its own expense, with respect to the Premises, a policy or policies of commercial general liability and "all risk" property damage insurance with an insurance company or companies licensed to do business in the State of New York. Such policies shall name the Landlord as an additional insured party as its interest may appear and shall be in the following minimum amount: Personal Injury, Bodily Injury including death and property damage -- $1,000,000 combined single limit coverage on an occurrence basis. The certificates of such policy or policies evidencing such coverage shall be delivered to Landlord. No changes shall be made in any such policies without the approval of Landlord.

          c. Tenant shall not violate, or permit the violation of any condition imposed by any and all insurance policies carried by Landlord including but not limited to fire insurance policies carried by Landlord with respect to the Building, and Common Areas and shall not do, or permit anything to be done, or keep or permit anything to be kept in the Premises which would subject Landlord to any liability or responsibility for personal injury, bodily injury including death or property damage, or which would increase the fire or other casualty insurance rate on the Building or the Land thereon over the rate which would otherwise then be in effect or which would result in insurance companies of good standing refusing to insure the Building or Landlord in amounts reasonably satisfactory to Landlord.

          d. Tenant will not, nor will Tenant permit undertenants or other persons to do anything in said Premises, or bring anything into said Premises, or bring anything to be brought into said Premises or to be kept therein, which will in any way increase the rate of fire insurance on said Premises, nor use the Premises or any part thereof, nor suffer or permit their use for any business or purpose which would cause an increase in the rate of fire insurance on said Building, and Tenant agrees to pay on demand any such increases as additional rent, if, after 30 days' written notice from Landlord stating conditions causing the increase, Tenant fails or refuses to correct such cause.

          e. Landlord is exempt from any and all liability for any damage or injury to person or property resulting from steam, electricity, gas water, rain, ice, snow, or any leak or flow from or into any part of said Building or from any damage or injury resulting or arising from any other cause or happening whatsoever unless said damage be caused by or be due to the negligence of Landlord.

     13.  DAMAGE OR DESTRUCTION

          Tenant must give Landlord prompt notice of fire, accident, damage or dangerous or defective conditions.

          In case of damage, by fire or other action of the elements, to the Building in which the Premises are located, without the fault of Tenant or of Tenant's agents or employees, if the damage is so extensive as to amount practically to the total destruction of the Premises or of the Building, or if the Building is partially destroyed, such that the period reasonably required to repair or rebuild shall exceed Ninety (90) days as estimated by a reputable commercial general contractor licensed in the jurisdiction where the Premises are located, this Lease at the election of Landlord or Tenant shall cease and come to an end, or, in addition, if the premises or such portion of the Building as materially affects Tenant's use of the Premises shall be totally or partially damaged and such damage is not repaired within sixty (60) days of the occurrence, Tenant at its election may terminate the Lease, and, if the Lease is terminated on any of the above bases, the Base Rent and Additional Rent shall be apportioned to the time of the damages. In all other cases where the Premises are damaged by fire without the fault of Tenant or of Tenant's agents or employees, Landlord shall repair the damage with reasonable dispatch after notice of damage, and if damage has rendered the premises untenantable, in whole or in part, there shall be an apportionment of the Base Rent and Additional Rent until the damage has been repaired. In determining what constitutes reasonable dispatch consideration shall be given to delays caused by strikes, adjustment of insurance and other causes beyond the Landlord's control.

          If the fire or other casualty is caused by an act or neglect of Tenant, Tenant's employees or invitees, or at the time of the fire or casualty Tenant is in default in any term of this

Lease, then all repairs will be made at Tenant's expense and Tenant must pay the full Base Rent and Additional Rent with no adjustment. The cost of the repairs will be added rent.

     14.  CONDEMNATION

          If the Premises, or any part thereof, or any estate therein, or any other part of the Building materially affecting Tenant's use of the Premises be taken by Federal, State, County, City, or other authority for public use under any Statute or by virtue of eminent domain, this Lease may be terminated at the election of either party, and the Base Rent, and Additional Rent, if any, shall be apportioned as of the date of such termination, and any Base Rent and Additional Rent paid for any period beyond such date of termination shall be repaid to Tenant.

          Tenant shall not be entitled to any part of the award or any payment in lieu thereof, but Tenant may file a claim against the condemner for any taking of fixtures and improvements owned by or paid for by Tenant and for relocation expenses.

     15.  ACCESS

          Landlord's agents, employees, contractors, prospective purchasers and prospective tenants shall have the right to enter the Premises at reasonable hours upon Twenty-Four (24) hours (counting business days only) prior notice to the Tenant for the purpose of inspecting the same, and further, Landlord, its employees, agents and contractors shall have the right to enter the Premises without notice at any time in an emergency or upon Twenty-Four (24) hours (counting business days only) prior notice at other times as may be necessary for the purpose of making repairs thereto and to the Building and its mechanical systems and for the purpose of performing the services to be performed by Landlord pursuant to the terms hereof. Except in the case of an emergency, Tenant may condition such entry on the presence of a representative of Tenant.

          Tenant further agrees that during the six (6) months immediately preceding the expiration of the term hereby granted, Landlord or Landlord's agents shall have the right to place notices in front of said Building offering the premises "To Let", and Tenant hereby agrees to permit the same to remain thereon without hindrance or molestation. Landlord shall have the right to place a "For Sale" notice on the Building or Land at any time during the term of this Lease and Tenant hereby agrees to permit the same to remain thereon without hindrance or molestation.

     16.  DEFAULT BY TENANT

          Tenant shall be considered to be in default if Tenant at any time during the Term of this Lease shall:

          a.  INTENTIONALLY OMITTED.

          b. Fail to make the payment of any installment of Base Rent and Additional Rent or any other sum specifically to be paid by Tenant when due and payable hereunder and such default shall not have been cured within ten (10) days after the Landlord shall have given to Tenant written notice specifying such default; or

          c. Fail to observe or perform any of Tenant's other covenants hereunder (other than the covenant to pay Base Rent and Additional Rent or any other sum herein specified to be paid by Tenant) and such failure shall not have been cured within Thirty (30) days after Landlord shall have given to Tenant written notice specifying such failure; provided, however, that if the failure complained of shall be of such a nature that the same cannot be completely remedied or cured within such Thirty (30) day period, then such failure shall not be an enforceable default against Tenant for the purposes of this Paragraph if Tenant shall have commenced curing such default within such Thirty (30) day period and shall proceed with reasonable diligence and in good faith to remedy the failure complained of; or

          d. Finally and without further possibility of appeal or review, (i) be adjudicated bankrupt or insolvent, or (ii) have a receiver or trustee appointed for all or substantially all of its business or assets on the ground of Tenant's insolvency, or (iii) suffer and order to be entered approving a petition filed against Tenant seeking reorganization of Tenant under the Federal Bankruptcy Laws or any other applicable law or statute of the United States thereof; or

          e. Make an assignment for the benefit of its creditors, or file a voluntary petition in bankruptcy or a petition or answer seeking reorganization or arrangement under the Federal Bankruptcy Laws or any other applicable law or statute of the United States or any State thereof, or shall file a petition to take advantage of any insolvency act or shall consent to the appointment of a receiver or trustee of all or a substantial part of its business and property.

     17.  REMEDIES BY LANDLORD

          a. If a Tenant shall at any time be in default beyond any applicable grace period as specified in Paragraph 16 hereof, Landlord may:

               (i) At its option, without terminating this Lease, change the locks on the doors to said Premises and exclude the Tenant therefrom until all of such defaults shall have been completely cured;

               (ii) enter into the Premises, remove Tenant's property and effects as elsewhere in the Lease provided, take and hold possession thereof, without such entry and possession terminating this Lease or releasing Tenant in whole or in part from Tenant's obligations to pay Base Rent and Additional Rent and all its other obligations hereunder for the full term, relet the Premises or any part or parts thereof, either in the name of or for the account of Landlord or Tenant, for such rent and for such term and terms as Landlord may see fit, which term may, at Landlord's option, extend beyond the balance of the term of this Lease. Landlord shall not be required to accept any tenant offered by Tenant or to observe any instructions given by Tenant about such reletting. In any such case Landlord may make such repairs, alterations and additions in or to the Premises and redecorate the same as it reasonably sees fit. Tenant shall pay Landlord any deficiency between the Base Rent and Additional Rent hereby reserved and covenanted to be paid and the net amount of the rents collected on such reletting, for the balance of the term of this Lease, as well as any expenses incurred by Landlord in such reletting, including, but not limited to attorneys' fees, brokers' fees, the expense of repairing, altering and adding to and redecorating the Premises, and otherwise preparing the same for re-rental. All such costs, other than the rental, shall be paid by Tenant upon demand by Landlord. Any deficiency in rental shall be paid in monthly installments, upon statements rendered by Landlord to Tenant, unless Landlord has declared the entire rental for the balance of the term due, as elsewhere in this Lease provided. Any suit brought to collect the amount of the deficiency for any one or more months shall not preclude any subsequent suit or suits to collect the deficiency for any subsequent months;

               (iii) require that upon any termination of this Lease, whether by lapse of time, the exercise of any option by Landlord to terminate the same, or in any other manner whatsoever, or upon any termination of this Lease, the Tenant shall at once surrender possession of said Premises to the Landlord and immediately vacate the same, and remove all effects therefrom, except such as may not be removed under other provisions of this Lease. If Tenant fails to do so Landlord may forthwith re-enter said Premises, with or without process of law, and repossess itself thereof as in its former estate and expel and remove Tenant and any other persons and property therefrom, without being deemed guilty of trespass or eviction, without thereby waiving Landlord's rights to rent or any other rights given Landlord under this Lease or at law or in equity;

               (iv) if the Tenant shall not remove all effects from said Premises as in this Lease provided, at Landlord's option, Landlord may remove any or all of said effects in any manner that Landlord shall choose and store the same without liability for loss thereof and Tenant will pay the Landlord, on demand, any and all expenses incurred in such removal and also storage on said effects for any length of time during which the same shall be in Landlord's possession or in storage; or Landlord may, at its option, without notice, sell any or all of said effects in such manner and for such price as the Landlord may deem best and apply the proceeds of such sale upon any amounts due under this Lease from the Tenant to the Landlord, including the expenses of removal and sale;

               (v) collect from Tenant any other loss or damage Landlord may sustain by reason of any default and any diminished value of said premises resulting from said breach; and

               (vi) in the event of a default or threatened default by Tenant of any of the covenants or provisions of this Lease, have the right to enjoin in any such breach or threatened breach; and

               (vii) declare the entire rental for the balance of the term or the entire term immediately due and payable at once.

          b. Except for the nonpayment of Base Rent, Additional Rent or other charges or payment the responsibility of Tenant to make hereunder, Tenant shall not be in default upon the occurrence of any of the events referred to in Paragraph 16c above (except for nonpayment of Base Rent, Additional Rent or any other charge or payment the responsibility of Tenant to make hereunder) if, during the said Thirty (30) day notice period, Tenant cures said default. If, however, the said default shall be of such a nature that the same cannot be completely cured or remedied within said Thirty (30) day period, then Tenant shall not be in default if, during the said Thirty (30) day period Tenant shall have commenced to cure said default and thereafter continuously and diligently take such action and actions as are necessary to cure said default at the earliest possible time.

          c. Except for the Thirty (30) working days notice referred to in Paragraph 16b above, Tenant expressly waives the service of any demand for payment of rent. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws, in the event of eviction or dispossession of Tenant by Landlord under any provisions of this Lease. No receipt of monies by the Landlord from or for the account of Tenant or from anyone in possession or occupancy of the Premises after the termination in any way of this Lease or after the giving of any notice, shall reinstate, continue or extend the term of this Lease or affect any notice given to the Tenant prior to the receipt of such money, it being agree that after final judgment for possession of said Premises, the Landlord may receive and collect any rent or other amounts due Landlord and such payment shall not waive or affect said notice, said suit or said judgment.

          d. Landlord shall have the first lien on Tenant's interest in this Lease to secure the payment and performance of Tenant's obligations hereunder, prior and preferable to all other liens, and, in case of default, upon all fixtures and chattels of Tenant at any time in the demises Premises.

     18.  SELF HELP

          In the event of any breach of this Lease by Tenant, or Landlord the non-breaching party may, at their sole option, at any time, without notice, cure such breach for the account and at the expense of the other. If such non-breaching party at any time so elects, or is compelled, to cure any such breach and/or is compelled to incur any other expense because of any such breach of the breaching party (including, without limitation, attorneys' fees and disbursements in reasonable amount in instituting, prosecuting, or defending any suits, actions or proceedings to enforce such non-breaching party's rights under this Lease or otherwise), the sum or sums so paid by the non-breaching party with all interest at the rate of twelve (12) percent per annum, costs and damages shall be paid by the breaching party to the non-breaching party upon demand. In the case of any exercise by Landlord, as non-breaching party of the above the self help remedy provided in this Section 18 the sums due hereunder shall be payable, as additional rent, upon demand. It is expressly agreed, however, that the Landlord's right to charge interest under this Section 18 shall not be construed as a cumulative remedy, if other remedies are elected by Landlord under Section 17, above.

     19.  LIMITATION OF LIABILITY

          Anything in this Lease to the contrary notwithstanding, Tenant agrees that it shall look solely to the estate and property of the Landlord in the Land and the Building, and subject to the prior rights of any mortgagee of the Land and the Building, and subject to Landlord's rights under a leasehold interest of said Land or Building or part thereof, for the collection of any judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default or breach by Landlord with respect to any of the terms, covenants and conditions of this Lease to be observed and/or performed by Landlord, and no other assets of the Landlord shall be subject to levy, execution or other procedures for the satisfaction of Tenant's remedies.

     20.  FORCE MAJEURE

          a. Landlord and Tenant shall be excused for the period of any delay in the performance of any obligations hereunder, when prevented from so doing by cause or causes beyond Landlord's control which shall include, without limitation, all labor disputes, civil commotion, war, war-like operations, invasion, rebellion, hostilities, military or usurped power, sabotage, governmental regulations or controls, fire or other casualty, inability to obtain any material, services or financing, or through acts of God.

          b.  The foregoing is subject to the following proviso:

               (i) nothing contained in this Paragraph or elsewhere in this Lease shall be deemed to excuse or permit any delay in the payment of any sums of money required hereunder, or any delay in the cure of any default which may be cured by the payment of money;

               (ii) no reliance by Landlord or Tenant upon this Paragraph shall limit or restrict in any way Landlord's or Tenant's right of self-help to the extent provided in this Lease; and

               (iii) Neither Landlord nor Tenant shall be entitled to rely upon this Paragraph unless it shall advise the other in writing, of the existence of any force majeure preventing the performance of an obligation of Tenant within five (5) business days after the commencement of the force majeure.

     21.  SECURITY DEPOSIT


          [INTENTIONALLY OMITTED]

     22.  ESTOPPEL CERTIFICATES

          Tenant shall, upon written request by Landlord, execute and deliver to Landlord, within ten (10) days, a written declaration in recordable form stating to the extent true to the knowledge of Tenant at the time of such declaration:
(a) expressing the Commencement and Expiration Dates thereof; (b) certifying that this Lease is in full force and effect and has not been assigned, modified, supplemented or amended (except by such writings as shall be stated); (c) that all conditions under this Lease to be performed by Landlord have been satisfied;
(d) that there are no defenses or offsets against the enforcement of this Lease by Landlord, or stating those claimed by Tenant; (e) the amount of advance rental, if any, (or none if such is the case) paid by Tenant; (f) the date to which Base Rent and Additional Rent has been paid; and (g) the amount of security deposited with Landlord; and (h) whether all work to be performed by Landlord has been completed. Such declaration shall be executed and delivered by Tenant from time to time as may be requested by Landlord, but no more often than twice in any calendar year. Landlord's mortgage lenders and/or purchasers shall be entitled to rely upon same.

     23.  OPTION TO EXPAND

          Tenant shall have the option to expand into Two Thousand Five Hundred Eighty-One (2,581) rentable sq. ft. contiguous with Premises and hereinafter referred to as Expansion Option Space-1, as shown on Exhibit A-1, under the following terms and conditions:

          a. Landlord shall make Expansion Option Space-1 available to Tenant on a date (hereinafter referred to as the "Expansion Option Date") between November 1, 1999 and May 1, 2000.

          b. Landlord shall notify Tenant in writing of the exact date of Expansion Option Date by Certified Mail, Return Receipt Requested on or before Two Hundred Seventy (270) Days prior to the Expansion Option Date.

          c. Tenant shall notify Landlord in writing by Certified Mail at least one hundred eighty (l80) days in advance of Expansion Option Date of its election whether to exercise the option to expand.

          d. Expansion Option Space-1 shall be taken in "as is" condition as of the date of exercise of the option.

          e. The Rental rate for Expansion Option Space-1 shall be at the same base rental rate of Fifteen Dollars Seventy-Five Cents ($l5.75) per rentable square foot, including all other terms and conditions of the Lease.

     24.  FREON CONTAINING EQUIPMENT

          Landlord represents and warrants that the Premises do not and shall not on the Commencement Date contain any freon-containing equipment. Subject to the foregoing representation and warranty, Tenant shall be required at/or prior to the end of the term of the Lease hereof, upon written notice by Landlord, to remove any freon-containing equipment installed by the Tenant during the term of hereof other than any such equipment installed as part of the tenant improvements described in the Workletter attached as Exhibit C or otherwise constituting part of the initial tenant improvements of the Premises. Removal of said freon-containing equipment shall be removed by Tenant at its sole cost under all of the following terms and conditions:

          a. Tenant shall follow all legal requirements and industry practices in removal of said freon containing equipment.

          b. All plans, drawings and specifications shall be submitted to landlord's engineer for approval.

          c. Tenant shall submit name of contractor to do removal work for Landlord's approval.

          d. The removal work shall be done expeditiously and in a workmanlike manner.

          e. any and all damages to Landlord's building, no matter how extensive, arising out of said removal shall be Tenant's responsibility.

          Freon-containing equipment referred to herein shall include, but not be limited to, refrigerators, air-conditioners, supplemental HVAC systems, etc. Tenant shall remain liable for rental during the term of freon-containing equipment removal and the repair of the building containing said equipment and liable for the cost of business interruption to Landlord and/or other tenants occupying said Building.

     25.  HAZARDOUS MATERIALS

          Tenant covenants that neither Tenant nor any occupant of the Premises allowed by Tenant shall use, transport, store, dispose of or in any manner deal with Hazardous Materials on the premises, except for customary office supplies and materials in quantities consistent with customary office activities or otherwise in compliance with all applicable federal, state and local law, ordinances, rules and regulations, and shall keep the Premises free and clear of any liens imposed pursuant to such laws, ordinances, rules or regulations. In the event that Tenant receives any notice or advice from any governmental agency or any source whatsoever with respect to Hazardous Materials on, from or affecting the Premises, Tenant shall immediately notify Landlord. Tenant shall conduct and complete all investigations, studies, sampling, and testing, and all remedial actions necessary to clean up and remove all Hazardous Materials from the Premises to the extent the same were used, transported, or stored by Tenant, but excluding any Hazardous Materials on or within the Premises or the property of which it is a part prior to the Term and Tenant's occupancy of the Premises (which shall be Landlord's responsibility to remediate), in accordance with all applicable federal, state and local laws, ordinances, rules and regulations.
The term "Hazardous Materials" as used in this Lease shall include, without limitation, gasoline, petroleum products, explosives, radioactive materials, polychlorinated biphenyls or related similar material, or any other substance or material defined a hazardous or toxic substance or material by any federal state or local law, ordinance, rule or regulation, but excluding Asbestos, as defined in Paragraph 26. The obligations and liabilities of Tenant under this Paragraph shall survive the expiration or earlier termination of this Lease.

     26.  ASBESTOS

          Tenant covenants that neither Tenant nor any occupant of the Premises allowed by Tenant shall install, or permit to be installed, any asbestos or asbestos containing material, hereinafter referred to as "Asbestos" on the Premises. Tenant shall comply with, and ensure compliance by all occupants of the Premises with, all applicable federal, state and local laws, ordinances, rules and regulations with respect to Asbestos, and shall keep the Premises free and clear of any liens imposed pursuant to such laws, ordinances, rules or regulations to the extent the Asbestos was installed by Tenant or any occupant allowed by Tenant, but excluding any Asbestos on or within the Premises or the property of which it is a part prior to the Term and Tenant's occupancy of the Premises (which shall be Landlord's responsibility to remediate). In the event that Tenant receives any notice or advice from any governmental agency or any source whatsoever with respect to Asbestos on, affecting or installed on the Premises, Tenant shall immediately notify Landlord, Tenant shall conduct and complete all investigations, studies, sampling and testing and all remedial action necessary to clean up and remove all Asbestos from the Premises in accordance with all applicable federal, state and local laws, ordinances, rules and regulation to the extent the Asbestos was installed by Tenant or any occupant allowed by Tenant, but excluding any Asbestos on or within the Premises or the property of which it is a part prior to the Term and Tenant's occupancy of the Premises (which shall be Landlord's responsibility to remediate). The obligations and liabilities of Tenant under this Paragraph shall survive the expiration or earlier termination of this Lease.

     27.  OCCUPANCY

          Landlord shall not be liable for failure to give possession of the Premises upon Commencement Date by reason of the fact that Premises are not ready for occupancy, or due to a prior tenant wrongfully holding over or any other person wrongfully in possession or for any other reason. In such event, the Base Rent shall not commence until possession is given or is available, but the term herein shall not be extended.

     28.  LATE CHARGE; ADDITIONAL RENT

          All Base Rent payments, any Additional Rent herein, and any and all payments due under the provisions of this Lease Agreement from Tenant, unless herein otherwise specifically referred to shall be received by Landlord no later than 4:00 P.M. on the Fifth (5th) day of each month or within Five (5) days from their due date, whichever is applicable. A five percent (5%) late charge calculated on the amount then due shall be imposed, if on more than one occasion in any twelve month period such payments are not received within Five (5) days following notice by the Landlord of its failure to receive such payments.

     29.  LEASE EXTENSION

          In the event Tenant desires to remain in possession of the Premises after the termination of this Lease, it shall give the Landlord notice, in writing, by certified mail-return receipt, of no less than one hundred eighty
(180) days before the Expiration Date of this Lease.

     30.  RULES & REGULATIONS

          Tenant covenants and agrees to comply with such reasonable rules and regulations as may be established by Landlord from time to time for the necessary, proper, and orderly care and use of the Building and Premises. Landlord's Rules and Regulations are attached hereto as Exhibit D and made a part hereof.

     31.  NOTICES

          All notices, requests, demands or other communications with respect to this Lease, whether or not herein expressly provided for, shall be in writing and shall be deemed to have been duly given when mailed by United States First-Class, certified or registered mail, postage prepaid, return receipt requested, to the parties at their respective addresses as set forth below. Any such addresses for the giving of notice may be changed by either party by giving notice thereof in writing to the other.

          TO LANDLORD:
          Jack Rosenblum
          115 Great Oaks Blvd.
          Albany, NY  12203

          To Tenant:

          Sprint Spectrum
          Attention:  Associate General Counsel
          4900 Main Street, 12th Floor
          Kansas City, MO  64112

     32.  REAL ESTATE BROKERS

          Both Landlord and Tenant warrant that they have had no dealings with any real estate brokers or agents in connection with the negotiation of this Lease other than with Winbury Realty of K.C., Inc. / Howard Companies (hereinafter called "Broker"), and that they know of no real estate broker or agent who is or might be entitled to a commission or fee in connection with this Lease other than Broker, and Landlord and Tenant agree to indemnify and hold each other harmless from and against any and all claims for any such commission or fee. Any commission or fee which may be due and owing Broker in connection with this Lease shall be paid by Landlord at its sole cost expense.

     33.  NO WAIVER

          The failure of Landlord to insist upon a strict performance of any of the terms, conditions and covenants herein, shall not be deemed a waiver of any rights or remedies that Landlord may have, and shall not be deemed a waiver or any subsequent breach or default in the terms, conditions and covenants herein contained.

     34.  QUIET ENJOYMENT

          Landlord covenants and agrees that Tenant, so long as it shall not be in default hereunder, shall and may, at all times during the term of this Lease and any extension and renewal hereof, peaceably and quietly have, hold, occupy and enjoy the Premises.

     35.  RECORDING

          If this Lease, in order to be valid and binding against any and all third parties, is required to be recorded or registered, Landlord or Tenant may effect same. It is understood and agreed that this Lease may not be in recordable form, but the parties hereto agree that if same is to be recorded as herein above provided, they shall either execute further copies of this Lease which shall be recordable form or, in the alternative, execute a short form of this Lease if such is permitted to be recorded by the jurisdiction where the Premises lie.

     36.  BINDING EFFECT

          Each and all of the terms and agreements herein contained shall be binding upon and inure to the benefit of the parties hereto, their heirs, personal and legal representatives, successors and assigns.

     37.  ENTIRE AGREEMENT

          This instrument contains the entire agreement made between the parties and may not be modified orally or in any manner other than by an agreement in writing signed by all the parties hereto or their respective successors in interest.

     38.  WAIVER OF JURY TRIAL

          Tenant waives a trial by jury of any or all issues arising in any action or proceeding between the parties hereto, or their successors, arising out of or in any way connected with this Lease, or any of its provisions, the Tenant's use or occupancy of said Premises, and/or any claim of injury or damage.

     39.  REMEDIES CUMULATIVE

          Any and all rights and remedies which Landlord may have under this Lease and at law or equity, shall be cumulative and shall not be deemed inconsistent with each other, and any two or more or all of said rights and remedies may be exercised at the same time or at different times and from time to time.

     40.  ATTORNEYS' FEES

          Tenant covenants and agrees to pay on demand Landlord's expenses, including reasonable attorneys' fees, incurred in enforcing any obligation of the Tenant under the Lease or in curing any default by Tenant under this Lease.

     41.  SEVERABILITY

          If any of the aforesaid provisions or any other provisions of this Lease shall be unenforceable or void, said provisions shall be deemed eliminated and of no force and effect and the balance of this Lease shall continue in full force and effect. If any notice is required by law to be given, such notice shall be given.

     42.  PARAGRAPH HEADINGS

          The paragraph headings contained herein are solely for convenience and shall in no way define, increase, limit, or describe the scope or intent of any provisions of this Lease.

     43.  ACCEPTANCE

          The submission of this Lease for examination or consideration by Tenant and Landlord does not constitute a reservation of or option for the Premises and this Lease shall be and become effective as a lease only upon legal execution and delivery hereof by Landlord and Tenant.

     44.  RIDER

          The attached Addendum consisting of 12 pages, each of which shall be initialed by both parties hereto, is hereby incorporated into and made a part of this lease and is fully and completely set forth herein.

     EXHIBITS:


     A.  Floor Plan showing leased premises
     A-1  Expansion and Right of First Refusal Area
     B.  Cleaning Schedule
     C.  Landlord's Improvements:  Work Agreement
     D.  Rules and Regulations
     Lease Addendum

IN WITNESS WHEREOF, the parties hereto have hereunto set their hand and seals the day and year first above written.

Signed, Sealed and Delivered                    LANDLORD:  Jack Rosenblum
in the Presence of:

/s/ Allyson S. Peters                           By: /s/ Jack Rosenblum
----------------------------------------           -----------------------------
Notary Public
----------------------------------------        TENANT:  Sprint Spectrum L.P.

State of Missouri                               By: /s/ Jerald L. Diepenbrock
----------------------------------------           -----------------------------
Jackson County                                  Its: V.P. Financial Planning
----------------------------------------             & Analysis
                                                    ---------------------------

STATE OF NEW YORK  )
                   ) SS.:
COUNTY OF ALBANY   )

          The foregoing instrument was acknowledged before me this 30th day of September 1996, by Jack Rosenblum, as an individual of ____________________, a (corporation) (partnership).

                                /s/ Sharon L. Mericle
                                -----------------------------------------------
                                Notary Public

STATE OF MISSOURI  )
                   ) SS.:
COUNTY OF JACKSON  )

          The foregoing instrument was acknowledge before me this 27th day of September, 1996, by Jerald L. Diepenbrock, as V.P. Financial Planning & Analysis of Sprint Spectrum, L.P., a (corporation) (partnership).

                                /s/ Allyson S. Peters
                                -----------------------------------------------
                                Notary Public

                                   EXHIBIT A

          [Exhibit A - Floor Plan]

          [Exhibit A-1 - Floor Plan]

                                   EXHIBIT B


                               CLEANING SCHEDULE

Nightly Duties:
--------------

Empty Waste Baskets and change liners if necessary
Empty and damp wipe ashtrays
Clean and sanitize water fountains
Dust furniture
Vacuum carpeting
Spot clean - door glass
Dust mop tile floors
Damp mop tile floors (if needed)
Clean lunchroom tables and counters
Sweep or vacuum all entryways
Sweep all stairways
Clean sinks & countertops

Rest Room Cleaning:
------------------

Empty waste baskets nightly - change liners nightly
Clean and sanitize toilet seats and bowls nightly
Clean mirrors and mirror ledges nightly
Sweep and mop all floors nightly
Clean sinks nightly
Clean urinals nightly
Fill empty paper towel dispensers nightly
Fill toilet tissue dispensers nightly
Empty and clean sanitary napkin receptacles nightly
Toilet stall doors and walls cleaned as needed - no less than monthly Spot clean light switches, doors and walls daily.

Weekly Duties:
-------------

Damp mop all tile floors
Dust mop, damp mop and spray buff all hallways and lunchrooms

Periodic:
--------

Strip and, wax all tile floors (when necessary)
Dust Venetian blinds (when necessary)
Wash exterior windows inside and out (three times annually)
Wash partition glass (three times annually)
Wash light fixtures, lenses (when necessary)
Wash air diffusers (when necessary)

                                   EXHIBIT C
                                   ---------

                                 Work Agreement

          This Work Agreement ("Work Agreement") is dated September ___, 1996, between Jack Rosenblum, having his principal office and place of business at 115 Great Oaks Office Park, Albany, New York 12203, as Landlord (hereinafter called "Landlord"), and Sprint Spectrum, L.P. a Delaware Limited Partnership, having its principal office and place of business at as Tenant (hereinafter called "Tenant").

                                    RECITALS

          A. This Work Agreement is attached to and forms a part of that certain Office Lease dated September __, 1996 ("Lease"), pursuant to which Landlord has leased to Tenant office space ("Premises") the building located at and known as 300 Great Oaks (hereinafter called the "Building"), situated in Great Oaks Office Park, Western Avenue and Church Road, Town of Guilderland, County of Albany, State of New York. Landlord desires to make certain initial improvements to the Premises, and Tenant desires to have Landlord make such initial improvements, upon the terms and conditions contained in this Work Agreement.

          1. Definitions. In this Work Agreement. some defined terms are used. Such terms and agreements relating to them include the following:

          (a) Tenant's Representative:  Joyce Krull

          (b) Landlord's Representative:  Jonathan Rosenblum.

          (c) Architect: the architectural firm selected and employed by Tenant in connection with the construction of the Improvements.

          (d) Tenant Construction Allowance: Landlord shall provide to Tenant an allowance of One Hundred Twelve Thousand Five Hundred Dollars ($115,000.00) (or Twelve and One Half Dollars ($12.50) per rentable square foot of the Premises), whichever is greater (the "Tenant Construction Allowance"), to be applied to the costs and expenses incurred in connection with the construction of the Tenant Improvements. Landlord shall be responsible for payment of any and all construction "soft costs" and consulting (including architectural and construction management) fees, development of space plans and working drawings, including supporting engineering studies i.e., structural design or analysis,
                                         ----
lighting or acoustical evaluations, or others procured by Landlord as distinguished from such soft costs and fees procured by Tenant in connection with the Tenant Improvements and such costs shall not be applied against or deducted from the Tenant Construction allowance. Landlord shall pay the Tenant Construction Allowance us provided in the Work Agreement.

          (e) Construction Information: Landlord shall provide to the Tenant and the Architect any and all information that is necessary or reasonably requested by Tenant or the Architect for the preparation of the proposed Space Plan, Preliminary Plans or Tenant's Working Drawings, as applicable, including without limitation: the As-Built Plans and Specifications for the Premises and all portions of the Building and Building systems required or reasonably necessary for preparation of the Tenant's Working Drawings and (ii) to the extent not included in subsection (i) above, all mechanical, electrical, plumbing, fire protection and, to the extent required, structural information and details to be provided by Landlord to the Architect for the preparation of Final Plans and Specifications for the construction of the Premises, including, without limitation, detailed plans and specifications of and information concerning the existing site conditions or the Improvements to be constructed, as applicable (collectively, the "Construction Information"). All Construction Information provided by Landlord shall be complete, correct and in compliance with applicable laws, regulations and codes and contain sufficient detail and information, so as to allow for the Architect to prepare the Tenant's Working Drawings, for the construction of the Premises and Improvements, each free of defects and design inconsistencies.

          (f) Construction Information Submission Date: The date Landlord shall submit to the Tenant's Architect all Construction Information necessary for the preparation of the Space Plan, Preliminary Plans or Tenant's Working Drawings.

          (g) Space Plan: A drawing of the Premises showing the layout and relationship of all departments and offices, depicting partitions, door locations, types of electrical/data/telephone outlets, and delineation of furniture and equipment and all other necessary information.

          (h) Preliminary Plans: Designs and drawings for the construction of the Improvements which constitute the schematic designs to be provided by the Architect to the Tenant, and shall be subject to modifications, exceptions and changes, including, without limitation, those changes resulting from the ordinary evolution of design of a construction project subsequent to the schematic design phase and resulting from input from the Tenant and Tenant's consultants relating to the refinement of the design concepts set forth in the schematic designs.

          (i) Estimated Construction Costs: A preliminary estimate of the costs of the Improvements that are depicted on the Space Plan or Preliminary Plans, as applicable, including all engineering, contractor, and any other costs as can be determined from the Space Plan or Preliminary Plans, as applicable.

          (j) Tenants Working Drawings: Construction documents detailing the Improvements and conforming to applicable codes, complete in form and content and containing sufficient information and detail to allow for competitive bidding or negotiated pricing by contractor(s) selected by Landlord and Tenant in accordance with this Work Agreement and engaged by Landlord and to allow the selected contractor to construct the Improvements.

          (k) Construction Schedule: The schedule depicting the relative time frames for the activities related to the construction of the Improvements in the Premises. The design process and the Construction Schedule is attached as
Schedule I to this Work Agreement.

          (l) Improvements Cost Proposal: The amount proposed by Landlord in accordance with Paragraph 5.(h) for the costs of the Improvements that are depicted on the Space Plans, the Preliminary Plans or Tenant's Working Drawings, as applicable, including all labor, materials and overhead, profit and construction management costs and fees, contractor and construction costs, and clearly indicating the dollar amount, if any, that is to be paid by Tenant pursuant to paragraph 6 of this Work Agreement.

          (m) Maximum Approved Cost: The sum of the Tenant Construction Allowance and any additional amount that Tenant has agreed to pay for the Improvements pursuant to Paragraph 5.(h).

          (n) Improvements: The improvements to the Premises constructed pursuant to the Tenant's Working Drawings, which are inclusive of all construction work and materials necessary to augment the Base Building or existing improvements, as applicable, creating the details and partitioning shown on the Tenant's Working Drawings. The Improvements will create finished ceilings, walls, and floor surfaces, as well as complete HVAC, plumbing, lighting, electrical, and fire protection systems and such other components and finishes as are contemplated by the Tenant's Working Drawings.

          (o) Cost of the Improvements: The cost of the Improvements includes, but is not limited to, the following:

               (1)  All Tenant approved labor and materials fees and expenses;

               (2) All Tenant approved contractor costs and fees, overhead, profit, and contractor fees (not to exceed the ceiling set forth in this Work Agreement;

          (p) Change Order: Any change, modification, or addition to the Tenant's Working Drawings after Tenant has approved the same.

          (q) Base Building: Those elements of the core and shell construction and all improvements and finishing in existence on the date of the Lease. Base Building shall include the Building structure envelope and shall include, without limitation, all Building systems and those elements and items listed on
Schedule II to this Work Agreement.

          (r) Substantial Completion: The Improvements and Landlord's Work shall be considered "substantially complete" for purposes of this Work Agreement and the Lease when all of the following have occurred: (i) Landlord has performed or completed all of the Landlord's Work (as defined herein and in the Lease), except only for punchlist items of a quantity and character which do not substantially interfere with Tenant's ability to occupy or use the Premises or to complete improvements to the Premises to be made by Tenant and (ii) all approvals, certificates of occupancy and permits (other than Tenant's business licenses and those permits and approvals from the appropriate governmental authorities pertaining to the Improvements required for the legal and practical occupancy of the Premises for Tenant's intended use have been approved for issuance, and (iii) the Landlord and all subcontractors have provided certificates of payment for all of Landlord's Work and (iv) the architect certifies in writing that the Premises are "substantially complete" as defined above; and (v) Landlord has effected removal of all rubbish and debris, such that Tenant may commence its business operations from the Premises immediately after Landlord completes such clean-up.

          (s) General Contractor: The Landlord shall serve as General Contractor for the construction of the Improvements. Landlord represents, warrants and covenants that all cost estimates, prices and construction costs (including, without limitation, the Estimated Construction Cost, the Cost of the Improvements and the cost of any Change Orders as those terms are defined in this Workletter) shall be no higher than those estimates, prices and costs that would apply were construction of the Improvements to be competitively bid to outside general contractors and subcontractors unrelated to Landlord (such competitive estimates, prices and costs hereinafter referred to as "Competitive Amounts"). In the event the amounts with respect to categories for which Tenant has payment responsibility under the Lease or are to be applied against the Tenant Construction Allowance are out of proportion with Competitive Amounts, or are out of proportion with the amounts for portions of the work that are solely the payment responsibility of Landlord under the Lease, an appropriate adjustment shall be made by Landlord.

          (t) Tenant's Construction Manager: The construction manager, if any, contracting with Tenant and selected by Tenant in Tenant's discretion, which may be the Architect, at Tenant's election.

          (u) Tenant's Engineer(s): The structural, mechanical, electrical and plumbing engineer(s) contracting with Tenant and selected by Tenant in Tenant's discretion.

          2. Representatives. Landlord appoints Landlord's Representative to act for Landlord in all matters associated with this Work Agreement. Tenant appoints Tenant's Representative to act for Tenant in all matters associated with this Work Agreement. Either representative may appoint a substitute or successor representative, so long as such designation is effected by written notice in accordance with the notice provisions of the Lease. All inquiries, requests, instructions, authorizations, and other communications with respect to the matters covered by this Work Agreement (collectively, "Work Agreement Communications") shall be made to Landlord's Representative or Tenant's Representative, as the case may be. Landlord's Representative shall be responsible for communicating to the Tenant, the Architect, the Construction Manager and Tenant's Engineer and to subcontractors all Work Agreement Communications made by Tenant to Landlord's representative which are pertinent to the responsibilities, activities and functions of the Architect, the Construction Manager, Tenant's Engineer, the general contractor and subcontractors, as the case may be, and Landlord's Representative shall be responsible for all costs and delays resulting from a failure to so communicate.

          3. Project Design and Construction. All work will be performed by the contractors selected by Landlord and Tenant in accordance with this Work Agreement and, unless otherwise provided, such contractors shall be engaged by Landlord.

          4. Landlord's Approval. Landlord may only withhold its approval of any Space Plan, Preliminary Plan, Tenant's Working Drawings, or Change Order that in its reasonable discretion:

              (a) Would delay completion of the Improvements by the date scheduled for "substantial completion" or exceeds the capacity of or materially and adversely affects the structural integrity of the Building, or any part of the heating, ventilating, air conditioning, plumbing, mechanical, electrical, or other systems of the Building, subject to Landlord's warranty that all of the foregoing are in good structural and operating condition. The agreed upon load limits for the structure of the building are 200 lbs. live load and 200 lbs. dead load.

              (b) Does not conform to applicable building codes or is not approved (or is not likely to be approved) by any governmental, quasi-governmental, or utility authority with jurisdiction over the Premises.

          5.  Schedule of Improvement Activities.

              (a) Timetable. Landlord and Tenant shall adhere to the timetable attached as Schedule I in the design and construction process, which timetable may be altered only in accordance with the terms of this Work Agreement or by mutual written consent of Landlord and Tenant. Landlord shall cooperate with Tenant and submit the Construction Information necessary for the Architect to prepare the Space Plan, Preliminary Plans and Tenant's Working Drawings, as applicable. Landlord shall be responsible for (i) timely furnishing the Construction Information for which Landlord is responsible and (ii) for assuring that there are no inconsistencies between Landlord's Construction Information and the Preliminary Plans and Tenant's Working Drawings prepared by the Architect.

              (b) Design Meetings. During the design phases of the Improvements, if Tenant shall meet with the Architect to review and discuss the significant aspects of the design documents as then completed, Landlord's Representative shall attend any or all such meetings as and when requested by Tenant upon reasonable prior notice.

              (c) Preparation of Space Plans and Preliminary Plans. If not prepared prior to execution of the Lease, Tenant's Architect will expeditiously prepare a Space Plan and Preliminary Plans and forward them to Landlord and Tenant. With respect to each:

          Landlord will give Tenant written notice whether or not Landlord approves the proposed Space Plan or Preliminary Plans within Five (5) days after its receipt. If so approved by Landlord, such Space Plan or Preliminary Plans shall be the final Space Plan or Preliminary Plans. If Landlord's notice objects to the proposed Space Plan or Preliminary Plans as permitted in Paragraph 4., above, the notice will set forth how the proposed Space Plan or Preliminary Plans must be changed in order to overcome Landlord's permitted objections. Tenant will resubmit a revised Space Plan or Preliminary Plans to Landlord and if acceptable to and approved by Landlord, it will be treated as though it was the final Space Plan or Preliminary Plans prepared pursuant to this paragraph. If Landlord objects to the revised Space Plan or Preliminary Plans as permitted in Paragraph 4., above, the notice will set forth how the proposed Space Plan or Preliminary Plans must be changed in order to overcome Landlord's permitted objections and Tenant will submit a revised Space Plan or Preliminary Plans.

              (d) Estimation of Costs. Within Eight (8) days after approval of the final Space Plan or Preliminary Plans, Landlord will promptly cause to be prepared in consultation with outside contractors and suppliers, a preliminary estimate of the cost of the

Improvements as set forth in the Final Space Plan or Preliminary Plans (the "Estimated Construction Cost"). Such estimate shall identify separately the amount of the Estimated Construction Cost attributable to each separate trade or category of the work and unit prices and quantities for each line item of the components thereof which shall be used to compute the cost implications of changes in the scope of work. Upon receipt by Tenant of the Estimated Construction Cost, Tenant may either approve the final Space Plan or Preliminary Plans or require Landlord to demonstrate that the costs and prices shown are within Competitive Amounts (defined below) and make appropriate adjustments or require Architect to revise the final Space Plan or Preliminary Plans by the deadline established in Schedule I or within 5 days after the dare of Tenant's receipt of the Estimated Construction Cost, whichever is later, in order to assure that the Estimated Construction Cost is either:

                    (1)  No more than the Tenant Construction Allowance; or

                    (2) Exceeds the Tenant Construction Allowance by an amount consistent with the Improvements budget established by Tenant for competitive bidding.

              (e) Preparation of Working Drawings. The Architect will cause to be prepared and delivered to Landlord and Tenant, the Tenant's Working Drawings in accordance with the finial Space Plan or Preliminary Plans as the same may have been revised in accordance with subsections (c) and (d) above. Tenant, concurrent with Tenant's approval of Working Drawings, may advise Landlord in writing that Tenant desires to provide certain materials or elements of the Improvements or reserve for performance by contractors selected by Tenant distinct elements of the Improvements, in which case, the elements of Improvements selected by Tenant shall not be performed by Landlord (said elements of the Improvements referred to in this Lease as "Tenant's Work," and the Improvements shown on the Working Drawings and not reserved for Tenant's contractors referred to in this Lease as "Landlord's Work"). Thereafter, construction and installation of the Tenant's Work shall be Tenant's sole responsibility (provided that Tenant may apply the Tenant Construction Allowance to the cost of Tenant's Work). Notwithstanding anything to the contrary, Landlord consents to the performance by contractors selected by Tenant of the Improvements relating to the construction of the antenna and satellite dish, and Landlord acknowledges that such division of work will not delay substantial completion of Landlord's Work.

              (f) Cost Estimates and Construction Costs. The Estimated Construction Cost prepared by Landlord shall be delivered in standard (broken down in CSI format) response format: specific line items by trade, general conditions and fees, together with a statement of unit prices. Landlord shall state unit prices for line item components, which shall be used to compute the cost implications of changes in the scope of work. Landlord represents, warrants and covenants that all cost estimates, prices and construction costs (including the Cost of the Improvements and the cost of any change orders) shall be no higher than those estimates, prices and costs that would apply were construction of the Improvements to be competitively bid to outside contractors unrelated to Landlord (such competitive estimates, prices and costs hereinafter referred to as "Competitive Amounts").

              (g) Tenant Approval. The Improvements Cost Proposal shall be subject to the approval of Tenant as to amounts for categories of the work that are either the payment responsibility of Tenant under the Lease or are to be applied against the Tenant Construction Allowance. Tenant, Tenant's Architect, and Tenant's Construction Manager, if any, each shall have the right to revise and approve all categories for which Tenant has payment responsibility under the Lease or are to be applied against the Tenant Construction Allowance, and shall have the right to require Landlord to reallocate the amounts in each category. In the event the amounts with respect to categories for which Tenant has payment responsibility under the Lease or are to be applied against the Tenant Construction Allowance are out of proportion with Competitive Amounts, or are out of proportion with the amounts for portions of the work that are solely the payment responsibility of Landlord under the Lease, an appropriate adjustment shall be made by Landlord shall state delivery dates for all items of work, equipment and materials.

              (h) Improvements Cost Proposal. Landlord will notify Tenant in writing of the amount of the Improvements Cost Proposal. The Improvements Cost Proposal may include a markup for overhead and profit to compensate the Landlord and any general contractor employed by Landlord, provided that the combined and aggregate amount of such markups shall not exceed Ten Percent (10%). Tenant will either (1) agree to the amount of the Improvements Cost Proposal if the same or less than the Tenant Construction Allowance, or (2) agree m writing to pay the amount by which the Improvements Cost Proposal exceeds the sum of the Tenant Construction Allowance and Landlord's Costs (defined in paragraph 6, below), without waiving its option to exercise Landlord's commitment to advance funds therefore or (3) request the Architect to revise the Working Drawings in order to assure that the Improvements Cost Proposal is no more than an amount to which Tenant agrees or (4) require that Landlord demonstrate that cost estimates, prices and construction costs (including the Cost of the Improvements and the cost of any change orders) are not higher than Competitive Amounts and, if Landlord is unable to so demonstrate such estimates, prices and costs shall be adjusted to be no greater than Competitive Amounts. Landlord shall afford Tenant the opportunity to revise the Working Drawings and other requirements to bring the Improvements into conformity with Tenant's budget requirements and shall cooperate with Tenant and the Architect to achieve completion of such changes inter alia, by promptly providing information available to Landlord
        ----------
regarding costs and the estimated effect of the proposed revisions on the completion of the Improvements. Upon Tenant's timely fulfillment of its obligations in either clause (1) or clause (2) or clause (3) immediately above, the maximum approved cost (the "Maximum Approved Cost") will be established. Upon establishment of the Maximum Approved Cost, (i) Landlord shall not approve any contract, any contract amendment or take any action which will increase the cost of completing the Improvements without the prior written consent of Tenant and (ii) Landlord will expeditiously take steps necessary to obtain required permits and approvals and commence construction of the Improvements to the Premises. Landlord shall allow Tenant to review all contract documents and agreements with the Landlord's General Contractor and provided the same do not increase Landlord's costs or liabilities, shall implement such recommended amendments and additions thereto as shall be reasonably requested by Tenant to protect Tenant's interests, including, without limitation, exposure to cost increases.

              (i) Governmental Approvals. Following approval of the Tenant's Working Drawings. the Improvements Cost Proposal and the Maximum Approved Cost, Landlord will cause application to be made to the appropriate governmental authorities for necessary approvals and building permits. Upon receipt of the necessary approvals and permits, Landlord will begin construction of the Improvements.

              (j) Construction Progress Meetings. Beginning with the commencement of construction, at the request of Tenant, the Landlord shall hold progress meetings at the Improvements site, or at such other times and places as are acceptable to Landlord and Tenant. At such meetings, the progress of the Work shall be reported in detail with reference to the Construction Schedule, and all problems or other issues relating to the Work shall be discussed and resolved. Each of Landlord's Subcontractors then performing work on the Improvements shall have a competent representative present at each weekly meeting to report on the condition of his work and to receive information regarding the performance of future work by the Subcontractor. The Landlord shall hold such meetings within at least three (3) days of Tenant's request for any meeting to held as required herein and shall allow Tenant, Tenant's Construction Manager, if any, Tenant's Engineer, if any, and the Architect to attend and participate in each such meeting. The Landlord shall keep minutes of each such meeting held and shall circulate the minutes of each meeting to Tenant, Tenant's Construction Manager, if any, Tenant's Engineer, if any, the Architect, and all Subcontractors (and such other persons as may be appropriate), no later than three (3) working days after the meeting is concluded. If such minutes reflect authorization for any Change Order, the same shall not be effective until and unless approved by Tenant's Representative and Landlord's Representative in accordance with Section 7., below.

              (k) Tenant's Work. With respect to Tenant's Work, Tenant shall have the right to retain contractors, union or non-union, to fabricate millwork, including shelving, work surfaces, etc., and to install equipment, subject only to obtaining the prior written approval of Landlord. Landlord's approval of a contractor for the Tenant Work, which may not be unreasonably withheld, shall be based upon consideration such as whether the contractor is properly licensed, his financial condition, experience and past job performance. Landlord may require that Tenant provide evidence of insurance coverage of a type and amount, reasonably acceptable to Landlord and that Tenant provide a certificate of insurance prior to commencement of any work naming Landlord as a loss payee. In addition, Landlord may require lien waivers from Tenant's contractors in respect of Landlord's interest in the Premises. Upon the request of Tenant, Landlord shall grant to Tenant amid its contractors non-exclusive access to the Premises (the "Non-Exclusive Access Period") (a) during construction of Landlord's Work, upon Ten (10) days' prior oral or written advice to Tenant, at such times and for such periods as reasonably necessary for the orderly and efficient delivery, construction and installation of Tenant's Installations set forth in Schedule 3, and (b) during the thirty-day (30) period immediately prior to the Term Commencement Date, at reasonable times, for the purpose of installing the Tenant Work, provided, however, that the installation of Tenant's installations and the Tenant Work does not interfere with or delay the work of Landlord's General Contractor and its subcontractors. Landlord and Tenant shall use reasonable efforts to coordinate the Tenant's installations and the Tenant Work with Landlord's Work during the Non-Exclusive Access Period. Landlord shall lock the Building and Premises during the Non-Exclusive Access Period, when work is not being performed. Tenant's consultants shall have access to the Premises during the construction period to install cabling, wiring and other related items prior to the partitions being enclosed. Tenant's consultants shall have access to the Premises during the construction period to install cabling, wiring and other related items prior to the partitions being enclosed.

              (l) Contingent Assignment of Contracts and Subcontracts. In the event of the default of Landlord, Tenant shall have the right (without any responsibility to do so) to assume the rights and responsibilities of Landlord under all or some of Landlord's subcontractor agreements, contractor agreements, engineering agreements, or purchase or rental agreements, which the Tenant, in its sole discretion, chooses to assume. While this provision shall constitute a present assignment of Landlord's rights with respect to any and all such contracts and agreements and commitments which Tenant so chooses to assume, the Landlord, upon request from Tenant, shall promptly execute and deliver to the Tenant written assignments of such subcontracts, agreements and commitments which the Tenant in its sole discretion so chooses to take by assignment. All of Landlord's agreements with Subcontractors and suppliers shall provide for this assignment.

              (m) Disclaimer of Liability and Third-Party Rights. Notwithstanding anything to the contrary, no provision of this Work Agreement or of the Lease, nor of any contract between Landlord and the Landlord's General Contractor, subcontractor, materialman or supplier shall be construed as an agreement between Tenant and the Landlords' General Contractor, subcontractor or sub-subcontractor, materialman or supplier unless or until Tenant exercises its rights under Paragraph 5(o) above. Landlord shall be as fully responsible to Tenant for the acts and omissions of a Subcontractor or a Sub-subcontractor, materialman or supplier, and of the persons employed by a subcontractor, sub-subcontractor, materialman or supplier, and of the persons for whose acts and omissions they may be liable, as he is for the acts and omissions of his own employees in connection with all matters relating to this Work Agreement and the construction of the Improvements. No subcontractor, sub-subcontractor, materialman or supplier shall have the benefit of any rights, remedies or redress against Tenant pursuant to the Lease, the Work Agreement or any of the agreements attendant thereto unless or until Tenant exercises its rights under Paragraph 5(o) above.

          6.  Cost Responsibilities.

              (a) Landlord's Costs: Landlord will pay up to the amount of the Tenant Construction Allowance (plus those amounts of the other allowances provided in this Work Agreement and the Lease generally, as the same may be reallocated by Tenant pursuant to the provisions hereof) for the cost of the Improvements, provided that Landlord agrees to fully construct the Improvements in accordance with the Tenant's Working Drawings for a price not to exceed the Maximum Approved Cost, except only for such additional costs approved by Tenant in writing in connection with Change Orders authorized in writing by Tenant in accordance with Paragraph 8. In addition, Landlord, at Landlord's sole cost and expense, shall install and/or relocate as required by the Tenant's Working Drawings all Building HVAC, fire and safety code requirements (including sprinklers and exit signs), (ii) shall be responsible for increases in the cost of the Improvements above the Maximum Approved Cost not approved by Tenant in writing and (iii) shall provide the other allowances and bear all such other costs as are set forth in this Work Agreement and in the Lease. Landlord shall be responsible to pay all increased costs of design and construction (above the amounts initially agreed to by the Tenant) caused by any concealed, unforeseen or other existing physical conditions at the construction site affecting the tenant improvements, including, without limitation, the failure of any of the Construction Information provided or required to be provided by Landlord to reflect accurately the location or existence of any structural, mechanical, electrical or other components of the work already in place in the base building, or any defects or deficiencies in the design or construction of the Base Building. Landlord warrants that the amounts which shall be paid out of the Tenant Construction Allowance (and any additional amount Tenant has agreed to pay in writing in accordance with this Work Agreement) to Landlord and any general contractor employed by Landlord and its subcontractors shall be the exact amounts set forth in the bids for which contracts were awarded and any and all savings resulting from a deviation of actual payments from such amounts shall represent unused Tenant Construction Allowance.

               (b) Tenant's Costs: In connection with construction of the Improvements, Tenant will pay for:

                   (1) Tenant-initiated and approved changes to the Tenant's Working Drawings, following establishment of the Maximum Approved Cost and approval of Tenant's Working Drawings by Landlord and Tenant, that result in a total cost in excess of the Tenant Construction Allowance;

                   (2) Tenant-initiated and approved Change Orders, that result in a total cost in excess of the Tenant Construction Allowance;

                   (3) All costs in excess of the Tenant Construction Allowance that are not included in (1) or (2) immediately above and are not designated as items either for which Landlord shall be responsible for payment or for which an unused allowance is available pursuant to this Work Agreement.

          7. Payment by Tenant. The amounts payable by Tenant, if any, will be billed, subject to Landlord's obligation to advance funds and following delivery by Landlord to Tenant of copies of all monthly requisitions for payment to the General Contractor and to all subcontractors, together with lien waivers effective through the last requisition period, promptly following receipt thereof by Landlord. Tenant shall pay to Landlord, Tenant's Costs as set forth in Paragraph 6 above in three installments as follows: the first installment, equal to thirty percent (30%) of such Tenant's Costs, shall be due and payable three (3) days after Fifty Percent of the Improvements are completed as certified by the Architect; the second installment, equal to an additional thirty percent (30%) of such Tenant's Costs, shall be due and payable upon Substantial Completion of the Improvements as certified by the Architect; and the final installment, the balance of such Tenant's Costs, shall be due and payable Thirty (30) days following Substantial Completion as certified by the Architect.

          8. Change Orders. Tenant may authorize changes to the Improvements during construction only by written instructions to Landlord's Representative on a form approved by Landlord. All such changes will be subject to Landlord's prior written approval in accordance with paragraph 4. Prior to commencing any change, Landlord will prepare and deliver to Tenant, for Tenant's approval, a change order setting forth the total cost of such change, which will include associated architectural, engineering, construction contractor's costs and fees and completion schedule changes. If Tenant fails to approve such change order in writing within Five (5) business days after delivery by Landlord, Tenant will be deemed to have withdrawn the proposed change and Landlord will not proceed to perform the change. Upon Landlord's receipt of Tenant's approval, Landlord will proceed with the change. Landlord shall not be authorized to issue change orders without the approval of Tenant. Change orders to correct defects or errors not caused by Tenant or unforeseen field conditions shall not be charged to Tenant or charged against or deducted from the Tenant Construction Allowance.

          9. Completion and Commencement Date. Tenant's obligation for payment of Rent pursuant to the Lease will commence on the Commencement Date specified in the Lease; however, notwithstanding the Commencement Date, the date for the payment of Rent and the dates for performance by Tenant of its responsibilities under this Work Agreement (including, without limitation, the dates for submission of Construction Information and Schedule I items) shall be delayed on a day-by-day basis for each day the design, construction or Substantial Completion of the improvements are delayed by Landlord or its contractors or agents. The Term Commencement Date and the payment of Rent will not be delayed by a delay of Substantial Completion due to Tenant, its contractors or agents. The following are delays ("Tenant Delays") which will not delay the Commencement Date and the date Rent is to commence under the lease:

               (a) Change orders requested by Tenant, which cause such delay;

               (b) Delays in obtaining non-standard construction materials requested by Tenant, provided Landlord has reasonably determined that such materials will result in a delay, has so notified Tenant at the time such materials are specified and afforded Tenant an opportunity to accept a reasonably equivalent alternative material; and

               (c) Tenant's failure to approve timely any item requiring Tenant's approval, which causes such delay. In the event that Substantial Completion of the Improvements is delayed by Landlord, its contractors, or agents, the Term Commencement Date will be the later of the date of Substantial Completion of the Improvements or the date otherwise specified in the Lease.

          Time is of the essence with respect to Landlord's obligations under this Work Agreement.

          10.  Condition of the Premises.

               (a) Prior to the Commencement Date, Tenant and, at Tenant's option, Tenant's Architect and Tenant's Construction Manager, if any, will conduct a walk-through inspection of the Premises with Landlord and prepare a punch-list of items needing additional work by Landlord, which shall be completed by Landlord within 30 days. Such punch-list shall not preclude Tenant from requiring subsequent correction by Landlord of "Latent Defects" as defined below.

               (b) A "Latent Defect" is a defect in the condition of the Premises caused by Landlord's failure to construct the Landlords Work in a good and workmanlike manner which defect would not ordinarily be observed during a wall-through inspection. If

Tenant notifies Landlord of a Latent Defect within one year following the Term Commencement Date, then Landlord, at its expense, will repair such latent defect as soon as practicable. Except as set forth in this paragraph 10, Landlord will have no obligation or liability to Tenant for Latent Defects.

          11. Confirmation Upon Completion. Upon completion of the Improvements in accordance with this Work Agreement, Tenant shall upon acceptance of the Premises confirm its acceptance of the Premises and the Term Commencement Date and of the Lease and such other matters as Landlord shall reasonably request.

          12. Tenant's Sell-Help Right. In addition to any and all other remedies available to Tenant and not in limitation thereof, if Landlord does not substantially complete the Landlord's Work in the Premises on or before March 1, 1997 for any reason (other than delays caused by a Tenant Delay as specified in Paragraph 9 above), then Tenant may itself perform or cause to be performed the Landlord's Work using a general contractor of Tenant's selection in its sole discretion and Landlord shall pay to Tenant the reasonable entire cost of performing and completing such work in accordance with the construction contracts or, at Tenant's sole election, Tenant may offset the amount thereof from any and all Rent and other obligations due and payable by Tenant.

          13.  Reimbursement.  Landlord agrees to reimburse Tenant with Thirty
(30) days following demand, for all sums so expended by Tenant to perform the Landlord's Work pursuant to Paragraph 12 above. If Landlord fails to reimburse such sums to Tenant, then Tenant may offset such sums (together with interest thereon at the prime rate then being quoted in The Wall Street Journal plus 2% per annum whichever is greater from the date such sums were advanced by Tenant until such sums are offset) against Rent owing under the Lease. The offset right granted herein is a limited offset right and shall in no event operate or be construed to permit Tenant to offset any other sums, amounts, damages, costs or expenses owing (or alleged to be owing) to Landlord by Tenant under or pursuant to the Lease or the Work Agreement.

                          SCHEDULE 1 TO WORK AGREEMENT
                          ----------------------------
                            BASE BUILDING COMPONENTS
                            ------------------------

          For purposes of the Office Lease Agreement dated September ___, 1996 by and between Jack Rosenblum, as Landlord, and Sprint Spectrum, L.P., as Tenant, the term "Base Building" shall mean the without limitation components of the Building located within the Premises or provided for the benefit of the Premises as hereinafter set forth in this Schedule B-1. Landlord will perform same at Landlord's sole cost and expense, in a good and workmanlike manner, and in accordance with all applicable building code requirements and regulations of governmental authorities having jurisdiction over the Building and the Premises. The components of the Base Building are inter alia as follows:
                                        ----- ----

1. All power in base building systems required to supply Tenant with Building Standard electrical supply of not less than 6 watts per rentable square foot, demand load, unconnected or such higher capacity as is shown in the Plans and Specifications.

2. Heating, ventilating and air conditioning systems and main distribution ducts in the ceiling of the Premises with specifications meeting the Plans and Specifications and the Lease.

3 Space will be delivered in a broom-clean condition with demising walls in place and prior improvements, if any removed.

4. All costs associated with adding sprinklers to the Premises or the Building associated with the lack of sprinklers in the Premises or the Building (including, without limitation, extraordinary permit or inspection costs, cost of extraordinary signage, standpipe relocation or installation or relocation of life safety systems installed in lieu of a sprinkler system).

5. The structural integrity of the Building and the operability of the main mechanical and electrical systems of the building which connect to the Premises and Landlord's Work.

6.   Compliance with all ADA requirements.

7. The Building standard HVAC service shall be brought to the Premises. [diffusers, trotters and balancing are included].

8. All core and perimeter walls shall be finished, ready to paint; all corridors on the exterior of the Premises and the common areas shall be finished to building standards by Landlord following completion of the improvements.

9. A fire and life safety system consisting of automatic sprinklers, fire alarm speakers, horns, strobes, manual strikes and smoke detectors.

10.  Repair or replace convector covers.

11. Asbestos free; no hazardous materials or substances or other conditions which could present a danger to health, safety or the environment.

12.  All windows in good repair.

                                   EXHIBIT D


                             RULES AND REGULATIONS

          1. The rights of tenants in the entrances, corridors, elevators and escalators of the Building are limited to ingress to and egress from the Tenant's Premises of the Tenants and their employees, licensees and invitees, and no Tenant shall use, or permit the use of the entrances, corridors, escalators or elevators for any other purpose. No Tenant shall invite to the Tenant's premises or permit the visit of persons in such numbers or under such conditions as to interfere with the use and enjoyment of any of the plazas, entrances, corridors, elevators and other facilities of the Building by other Tenant. Fire exits and stairways are for emergency use only, and they shall not be used for any other purpose by the Tenants, their employees, licensees or invitees. No Tenant shall encumber any of the sidewalks, plazas, entrances, corridors, escalators, elevators, fire exits or stairways of the Building. The Landlord reserves the right to control and operate the public portions of the Building and the public facilities, as well as, facilities furnished for the common use of the Tenants in such manner as it deems best for the benefit of the Tenants generally.

          2. The Landlord may refuse admission to the Building outside of ordinary business hours or business days to any person not known to the watchman in charge or not having a pass issued by the Landlord or the Tenant whose premises are to be entered or not otherwise properly identified, and may require all persons admitted to or leaving the Building outside of ordinary business hours or business days to register. Any person whose presence in the Building at any time shall in the judgment of the Landlord, be prejudicial to the safety, character, reputation and interests of the Building or its Tenants may be denied access to the Building or may be ejected therefrom. In case of invasion, riot, public excitement or other commotion the Landlord may prevent all access to the Building during the continuance of the same, by closing the doors or otherwise, for the safety of the Tenants and protection of property in the Building. The Landlord shall, in no way, be liable to any Tenant for damages or loss arising from the admission, exclusion or ejection of any person to or from the Tenant's premises or the Building under provision of this rule. Canvassing, soliciting or peddling in the Building is prohibited and every Tenant shall cooperate to prevent the same.

          3. No Tenant shall obtain or accept for use in its premises bootblacking, floor polishing, lighting maintenance, cleaning or other similar services from any persons not authorized by the Landlord in writing to furnish such services, provided that the charges for such services by persons authorized by the Landlord are not excessive and, where appropriate and consistent with the security and proper operation of the Building, sufficient persons are so authorized for the same services to provide Tenants with a reasonably competitive selection. Such services shall be furnished only at such hours, in such places within the Tenant's premises and under such reasonable regulations as may be fixed by the Landlord.

          4. The cost of repairing any damage to the public portions of the Building or the public facilities in common with other Tenants, caused by a Tenant or the employees, licensees or invitees of the Tenant, shall be paid by such Tenant.

          5. No lettering, sign, advertisement, notice or object shall be displayed in or on the windows or doors, or on the outside of any Tenant's premises, or at any point inside any Tenant's premises where the same might be visible outside of such premises, except that the name of the Tenant may be displayed on the entrance door of the Tenant's premises, or in the elevator lobbies of the floors which are occupied entirely by any Tenant, subject to the approval of the Landlord as to the size, color and style of such display. The inscription of the name of the Tenant on the door of the Tenant's premises shall be done by the Tenant at the expense of the Tenant. Listing of the name of the Tenant on the directory boards in the Building shall be done by the Landlord at its expense, any other listing shall be at the discretion of the Landlord.

          6. No awning or other projections over or around the windows shall be installed by any Tenant, and only such window blinds as are permitted by the Landlord shall be used in a Tenant's premises. Any floor covering shall be laid in a Tenant's premises only in a manner approved by the Landlord.

          7. The Landlord shall have the right to prescribe the weight and position of safes and other objects of excessive weight, and no safe or other object whose weight exceeds the lawful load for the area upon which it would stand shall be brought into or kept under a Tenant's premises. If, in the reasonable judgment of the Landlord, it is necessary to distribute the concentrated weight of heavy objects, the work involved in such distribution shall be done at the expense of the Tenant and in such manner as the Landlord shall determine. The moving of safes and other heavy objects shall take place only outside of ordinary business hours upon previous notice to the Landlord, and the persons employed to move the same in and out of the Building shall be reasonably acceptable to the Landlord and, if so required by law, shall hold a Master Rigger's license. Freight, furniture, business equipment, merchandise and bulky matter of any description shall be delivered to and removed from the premises only in the freight elevators and through the service entrances and corridors and only during hours and in manner approved by the Landlord. Arrangements will be made by the Landlord with any Tenant for moving large quantities of furniture and equipment into or out of the Building.

          8. No machinery or mechanical equipment other than ordinary portable business machines, may be installed or operated in any Tenant's premises without Landlord's prior written consent, and in no case (even where the same are of a type so excepted or as so consented to by the Landlord) shall any machines or mechanical equipment which may be permitted to be installed in a Tenant's premises shall be so equipped, installed and maintained by such Tenant as to prevent any disturbing noise, vibration or electrical or other interference from being transmitted from such premises to any other area of the Building.

          9. No cooking shall be done in the Tenant's premises. Nothing shall be done or permitted in any Tenant's premises, and nothing shall be brought into or kept in any Tenant's premises, which would impair or interfere with any of the Building services or the proper and economic heating, cleaning or other servicing of the Building or the premises, or the use or enjoyment by any other Tenant of any other premises, nor shall there be installed by any Tenant any ventilating, air-conditioning, electrical or other equipment of any kind which, in the judgment of the Landlord, might cause any such impairment or interference. No dangerous, inflammable, combustible or explosive object or material shall be brought into the Building by any Tenant or with the permission of any Tenant.

          10. No acids, vapors or other materials shall be discharged or permitted to be discharged into the water lines, vents, or flues of the Building which may damage them. The water and wash closets and other plumbing fixtures in or serving any Tenant's premises shall not be used for any purpose other than the purposes for which they were designed or constructed, and no sweepings, rubbish, rags, acids or other foreign substances shall be deposited therein.

          11. No additional locks or bolts of any kind shall be placed upon any of the doors or windows in any Tenant's premises and no lock on any door therein shall be changed or altered in any respect. Additional keys for a Tenant's premises and toilet rooms shall be procured only from the Landlord, which may make a reasonable charge therefor. Upon the termination of a Tenant's lease, all keys of the Tenant's premises and toilet rooms (if locked to public) shall be delivered to the Landlord.

          12. The Landlord reserves the right to rescind, alter or waive any rule or regulation at any time prescribed for the Building when, in its reasonable judgment, it deems it necessary, desirable or proper for its best interest and for the best interest of the Tenants, and no alteration or waiver of any rule or regulation in favor of one Tenant shall operate as an alteration or waiver in favor of any other Tenant.

          13. Tenant shall not obstruct the driveways nor keep any vehicle or other item in the driveways, so as to prevent or restrict the use of said driveways by the other tenants of the Landlord or the Landlord himself.

          14. Tenant shall not store any equipment outside the premises for more than twenty four (24) hours Tenant shall not leave any trash, debris or any other undesirable appearing objects outside its premises and shall be responsible to clean or remove same. Should the Landlord, after advising Tenant of same, find it necessary to clean or remove same from premises, the cost of such removal shall be added to the Tenant's rent and become payable as rent within ten (10) days of billing.

          15. Movement of goods in or out of the premises and Building shall only be effected through entrances and elevators designated for that purpose. No hand trucks, carts, etc. shall be used in the building unless equipped with rubber tires and side guards.

          16. Tenant shall not mark, drill into, paint or in any way deface any part of the demised premises or the Building of which they form a part. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Landlord and as the Landlord may direct. No Tenant shall lay linoleum or other similar floor covering, so that the same shall come in direct contact with the floor of the demised premises.

          17. Canvassing, soliciting and peddling in the building is prohibited and each Tenant shall co-operate to prevent the same.

                          STANDARD FORM LEASE ADDENDUM


                              Sprint Spectrum L.P.

                                   ("Tenant")



                                      AND



                                 Jack Rosenblum
               ------------------------------------------------
                                  ("Landlord")

                                 LEASE ADDENDUM
                                 --------------

          THIS ADDENDUM TO LEASE is made as of the ____ day of September. 1996, to the Lease of even date herewith (the "Lease") by and between Jack Rosenblum, ("Landlord"), and Sprint Spectrum L.P. ("Tenant") for the premises at:

          Address:    300 Great Oaks
                      ---------------------------------------------------------
                      Great Oaks Office Park
                      ---------------------------------------------------------
                         Western Avenue and Church Road
                      ---------------------------------------------------------
                           Town of Guilderland
                      ---------------------------------------------------------
                             Albany, New York
                      ---------------------------------------------------------

          If there is a conflict between the provisions set forth in the Lease and the following paragraphs, the following paragraphs shall control.

          1. Premises. The demised premises or premises as defined in the Lease are referred to below as the "Premises." The office building in which the Premises are located is referred to below as the "Building." The land and other real property of which the Building is a part are referred below as the "Property.

          2. Term. Notwithstanding anything in the Lease to the contrary, Tenant shall have the right and option to cancel and terminate its obligations under the Lease without liability, if the Premises are not substantially completed and delivered to Tenant within Sixty (60) days following the commencement date of the Lease, due to causes other than a delay caused by:
(i) Tenant's inability or failure timely to meet any of its obligations under the Lease relating to construction of leasehold improvements; (ii) the inclusion in tenant improvements of any items selected by Tenant, which at the time of selection are reasonably designated by Landlord as requiring long term lead rime for procurement and installation; (iii) any changes or any change orders requested by Tenant after final approval of contract documents.

          3. Rent; Proration. Rent on the Commencement Date is intended to be based on the application of a rental rate of $15.75 per square foot to the number of rentable or leasable square feet calculated as set forth in this Lease Addendum. The Rent payable by Tenant shall be reduced should application of such per square foot rate to the actual number of leasable or rentable square feet of the Premises results in a lower rental for the Premises. If the Expiration Date is a date other than the last day of a calendar month, then the installment of Rent for the last month for which Rent is owing, being a fractional month, shall be appropriately prorated.

          4. Operating Expenses. Notwithstanding anything in the Lease to the contrary, the terms "operating expenses" or "operating costs", or similar terms defined in the Lease, shall not mean and shall exclude any and all fees, charges, disbursements, obligations, Base Rent, Additional Rent, costs and expenses nor expressly authorized by the Lease, such exclusions, without limitation, including:

               a. Capital Costs. Any and all of Landlord's capital costs, improvements. alterations, repairs, and/or replacements to any part of the Building or Property which are not leased by the Tenant, including, without limitation, any financing-related fees, costs and expenses, and professional fees and disbursements incurred in connection therewith; rentals and other expenses incurred in leasing systems, elevators, or other equipment ordinarily considered to be of a capital nature;

               b. Financing Costs. Any and all of Landlord's payments for (a) loan principal or interest, together with expenses thereto related in connection with such financing or any refinancing during the term of the Lease, (b) Ground Lease rent, (c) charges, rentals, obligations or payments of any kind for the financing of Landlord's work (as defined in the Workletter or for the construction of the Improvements (as defined in the Workletter) or (d) similar payments;

               c. Parking Facilities. Any and all of Landlord's expenses relating to any parking facility or facilities on or about the Property or comprising a part of the Building, except to and only to the extent that such expenses exceed the revenues generated by such facilities.

               d. Landlord's Taxes; Real Estate Taxes. Any and all of Landlord's income, excise, franchise taxes, excess profit taxes, and any and all taxes which do not uniquely pertain to the Premises or Tenant's specific use thereof or similar taxes on Landlord's business;

               e. Salaries. Salaries of Landlord's employees who are not engaged in the day-to-day management and maintenance of the Premises, including, without limitation, the salaries of employees not engaged full-time in such management who are executive managers, accountants, bookkeepers. accountants, receptionists, clerks, marketing representatives, administrative assistants, secretaries and brokers;

               f. Enforcement Costs. Any and all of Landlord's costs to compel full performance under leases with all prior, existing and prospective tenants at the Building, including, without limitation, all legal fees costs and expenses to collect rent arrears and recover possession;

               g. Leasing Costs. Any and all of Landlord's costs to lease space in the Building to all prior, existing and prospective tenants, including, without limitation: consulting and marketing fees, advertising expenses, brokerage commissions, legal fees, vacancy costs, rent or other rent concessions, and/or refurbishment or improvement expenses; and costs of preparing, improving or altering any space in preparation for occupancy of any new or renewal tenant; rent for management or leasing offices;

               h. Related Party Fees. Wages, salaries, fees and fringe benefits paid to administrative or executive personnel or officers or partners of Landlord unless employed at competitive rates as independent contractors; any other operating expense representing an amount paid to a related corporation, entity or person that is in excess of the amount that would be paid in the absence of such relationship; compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord;

               i. Depreciation. Any charge for depreciation of the Building or equipment and any interest or other financing charge;

               j. Building Defects. The cost of correcting defects in the construction of the Building or in the Building equipment, except that conditions (not occasioned by construction defects) resulting from ordinary wear and tear will not be deemed defects for the purpose of this category; the cost of repair or replacement for any item covered by a warranty;

               k. Casualty and Condemnation Costs. The cost of any repair made by Landlord because of the total or partial destruction of the Building or the condemnation of a portion of the Building;

               l. Costs Otherwise Recovered. The cost of any items for which Landlord is reimbursed by insurance or for which Landlord is reimbursed pursuant to clauses in leases with other tenants of the Building substantially die same as the clause, if any, in the Lease requiring Tenant to pay a proportionate share of operating expenses or operating costs of the Property or Building; items and services for which Tenant reimburses Landlord or pays to third parties or that Landlord provides selectively to one or more tenants of the Building other than Tenant; items and services that Landlord provides to one or more tenants of the Building in substantially greater quantities than provided to Tenant to the extent of the excess as reasonably determined;

               m. Additions. The cost of any additions or capital improvements to the Building subsequent to the date of original construction, except for such capital improvements as are expressly permitted elsewhere in the Lease in connection with the reduction of operating expenses;

               n. Building Upgrades. The cost of any labor, materials, alterations, additions, changes, replacements and other items that under generally accepted accounting principles are properly classified singly or in the aggregate as capital expenditures to the extent they upgrade or improve the Building as opposed to replace existing items that have worn out;

               o. Initial Construction Costs. The cost of tools and equipment used initially in the construction, operation, repair and maintenance of the Building; the cost of any "tap fees" or one time lump sum sewer or water connection fees for the Property;

               p. Recordation and Transfer Fees. Any documentary and transfer taxes imposed in connection with the Lease or any other lease;

               q. Landlord Compliance Costs. The cost of overtime or other expense to Landlord in curing its defaults or performing work expressly provided in the Lease to be borne at Landlord's expense; amounts paid by Landlord (including interest) on account of or to cure violations of or deviations from the requirements of statutes, laws, regulations, notices or ordinances on any part of the Property or Building and any costs or expenses resulting from Landlord's violation of any agreement to which it is a party; costs incurred to test, survey, cleanup, contain, abate, remove or otherwise remedy hazardous materials or wastes or asbestos-containing materials from the Property unless the wastes or asbestos-containing materials were in or on the Property due to Tenant's negligence or intentional acts;

               r. Bad Debt Costs. Any and all collection costs, including legal fees and bad debt losses or reserves;

               s. Excessive Management Fees. Property management fees in excess of 5% of gross rentals generated by the Property.

               t. Inflated, Excessive and Inappropriate Costs. Any otherwise permissible fees or costs, to the extent the same are in excess of prevailing and competitive rates; expenses that under generally accepted accounting principles consistently applied would not be considered normal maintenance, repair, management or operating expenses; and

          Operating expenses and operating costs shall be calculated using generally accepted accounting principles consistently applied and certified by an independent certified public accountant. If Landlord makes an expenditure for a capital improvement to the Property or the Building by installing energy conservation or labor-saving devices to reduce operating expenses, or to comply with any law, ordinance or regulation pertaining to the Property or the Building, and if, under generally accepted accounting principles, such expenditure is not a current expense, then the cost thereof shall be amortized over a period equal to the useful life of such improvement, determined in accordance with generally accepted accounting principles, and the amortized costs allocated to each Lease Year during the Term shall be treated as an operating expense.

          Tenant will be entitled one time in any twelve month period to audit and verify the operations of the Building and the related books and records of Landlord to assure that the operating expenses and taxes from time to time reported by Landlord are in keeping with the provisions of the Lease and this Addendum. In the event of any error, Landlord shall make a correcting payment in full to Tenant within 30 days after the determination of the amount of such error, provided that, absent fraud or misconduct on the part of Landlord, Tenant has advised Landlord of an objection or error on or before the second anniversary of Tenant's receipt of particular statement for operating expenses or taxes. This section shall not be construed so as to bar Tenant from any rights in respect of a refund or readjustment of taxes. Tenant also shall be entitled to verify the rentable building area, the Premises area and the proportionate share.

          If the Building is less than 100% occupied during the Base Year 1996, Landlord shall adjust the operating expenses and operating Costs that vary with occupancy (including any management fee) for such Base Year on the basis of a 100% occupancy rate of all rentable area in the Building, for the purposes for which such areas have been constructed, without regard to any abatements, curtailments or reductions in rent reserved under any lease or any portion of the Building.

          5. Taxes. The terms taxes, "assessments", "Real Estate Taxes" or "Taxes" (collectively, "Real Estate Taxes") shall exclude (and under no circumstances shall Real Estate Taxes or Taxes include) federal and state taxes on income from the Building, Landlords income taxes, profit taxes, franchise taxes, inheritance taxes, gift taxes, transfer taxes, excise taxes, capital levies or similar taxes on Landlord's business or any assessments to the extent no substantial benefit accrues to Tenant, and all of the same shall be excluded from computations of Tenant's obligations under the Lease, nor shall any determination of any increase in Real Estate Taxes be based on or include any increase in property or real estate taxes attributable to or as a result of any sale, refinancing, transfer or change of ownership of the Building or the Property, or any portion of or interest in the Building or the Property, whether directly or otherwise. In addition, if the Building, the parking facilities or the Property are subject to any provision for tax abatement, the base year for determining increases in Real Estate Taxes shall be adjusted to reflect the year following the expiration of the applicable abatement period(s). If the Building, the parking facilities or the Property are part of a phased development or if substantial additional improvements are added to the Building, the parking facilities or the Property, or if there occurs a rehabilitation of or improvement to the Building, the parking facilities or the Property, Tenant shall not be responsible for increases in Real Estate Taxes attributable to such additional improvements or rehabilitation. Landlord represents and warrants that no tax contest is pending, in progress or contemplated in respect of the Real Estate Taxes and that the base Real Estate Taxes for determining Tenant's share shall not be reduced as a consequence of such contest.

          6.    Security Deposit INTENTIONALLY OMITTED.

          7. First Refusal Right. So long as the Lease is in full force and effect, in addition to the Option to Expand set forth in Section 23 of the Lease, Tenant may lease the space identified in the Lease as Expansion Option Space-1, as shown on Exhibit A-l to the Lease (the "First Refusal Area") on the terms and conditions of this paragraph. If Landlord desires to offer all or any portion of the First Refusal Area for lease, Landlord will deliver to Tenant a written notice specifying the terms of the offer. Tenant will then have Twenty (20) days from the delivery of such notice to accept the offer and lease the space within the First Refusal Area in accordance with the offer. If Tenant fails to accept or rejects the offer within the Twenty (20) day period, Landlord will be entitled for a period of One Hundred Eighty (180) days to lease the space on the same terms stated in the notice to Tenant. If Landlord does lease the space during the One Hundred Eighty (180) day period on such terms, the right granted Tenant under this paragraph will automatically terminate. However, if Landlord does not lease the space during the One Hundred Eighty (180) day period on such terms, the space will not subsequently be leased without Landlord's compliance with this paragraph. Without limiting the foregoing, Landlord consents to the use of such space in accordance with the terms of the Lease.

          8. Pre-Occupancy Period. Landlord consents to the access by Tenant, its agents, representatives and contractors and subcontractors and by representatives of governmental entities for the inspection of the Premises and Building and for the construction of Tenant's Work and installation of Tenant's personal property at all reasonable times during normal business hours following execution of the Lease and prior to the Commencement Date and Landlord shall provide access to the Premises and the Building for such purpose. During such Pre-Occupancy Period, all terms and conditions of the Lease shall apply, except for the payment of Rent.

          9. Common Areas. Landlord grants Tenant, its employees, invitees, licensees and other Visitors the right to use the common areas of the Building and the Property (including, without limitation, parking areas, sidewalks, lobby and corridors), subject to the terms and conditions of the Lease and such reasonable rules and regulations concerning the maintenance, management, use and operation of the common areas as are set forth in the Lease. Landlord agrees to maintain, repair, restore, repaint and replace the common areas, including without limitation elevators, landscaping, asphalt and utilities serving the common areas in good condition and repair throughout the term and any extension of the Lease; to keep the common areas and other areas under Landlord's control in a neat, clean and well maintained condition according to the highest standards; and to maintain public liability property damage insurance for injuries and damage occurring in the common areas in such amounts as are reasonable. Notwithstanding anything to the contrary. Landlord shall not close or change the common areas in a way as to alter or diminish the quantity, quality, utility or character thereof or limit Tenant's ease of access to or use of its Premises, except in the event of a bona fide emergency on a temporary basis, and then in a manner which minimizes any adverse impact on Tenant.

          10. Services - Full Service Lease. During the term, Landlord shall furnish Tenant with the following services: (a) hot and cold running and potable water at those points of supply provided for normal lavatory use by tenants in the Building; (b) heating, ventilating, and/or air conditioning in the Premises sufficient to enable Tenant to maintain the Premises at such temperatures and in such amounts as may customarily be provided to tenants occupying space in first-class office buildings in the same geographic area as the Building; and (c) electrical service equipment and facilities (to the extent so provided in the Lease, the cost of electric service to be at Tenant's expense) at Six Watts per rentable sq. ft. demand load, not connected,

(exclusive of HVAC and any other building system) for the Premises and electric lighting for common and public areas and special service areas of the Building in the manner and to the extent customarily provided in first-class office buildings in the same geographic area as the Building; (d) passenger elevator service (One (1) high speed) in common with other tenants for access to and from the Premises; provided, however, that Landlord may reasonably limit the number
              --------  -------
of elevators to be operated at night after normal business hours and on Saturdays, Sundays, and legal holidays or during periods of construction or for safety or maintenance purposes; (e) char and janitorial service after 6:00 pm Monday through Friday only (except legal holidays, which shall be New Year's Day. Memorial Day, July 4th. Labor Day, Thanksgiving Day and Christmas Day); and
(f) daily trash collection and the services provided for in the Lease; all of which services shall be provided to Tenant by Landlord without additional cost to Tenant.

          Additionally, Tenant may use the plenums in the Premises along with flues, pipes, stacks, elevator shafts, and vertical ducts in the Building to run cabling for its operational needs, provided that (1) Tenant first obtains Landlord's written consent thereto, (2) the installation, maintenance, and use thereof does not interfere with any other tenants use of the Building or, in Landlord's reasonable judgment, the operational systems or requirements of any Building, and (3) at Landlord's option, the installation and repairs thereof shall be subject to Landlord's reasonable supervision.

          The Landlord shall provide or cause to be provided to the Tenant all necessary keys to the Building, the Premises and the restrooms on the First
                                                                      -----
floor of the Building to enable the Tenant to have continuous access to the Premises. Landlord shall provide Tenant with access to the Building 24 hours a day, 365 days a year. Landlord shall provide to Tenant, at Landlord's sole cost, use of any existing key card access system for the Building, which Landlord shall ensure is operational during the Term. Landlord shall provide access to telephone and electric services at the Premises and at the request of Tenant shall facilitate reasonable access by Tenant to telephone and electrical closets in the Building. Costs of providing the electrical service equipment and facilities and the costs of repairs and maintenance of the electric systems at the Premises shall be borne by Landlord.

          If the failure of Landlord to furnish, or the stoppage of services as provided above, continues for a period of Three (3) business days or more and as a consequence thereof, Tenant is not reasonably able to conduct business in the manner normally conducted by Tenant, all rent shall be abated until the services are restored. Without limiting the foregoing, the following shall be deemed stoppages and cessations of service that would result in Tenant's inability to conduct business: (1) cessation of electric service, (2) inaccessibility of restroom facilities or cessation of char service thereto and (3) cessation or significant impairment of HVAC service or systems serving the Premises. Should any malfunction of the Building improvements or facilities occur, Landlord will repair such malfunction promptly with reasonable diligence. Landlord shall use reasonable commercial efforts to restore the services provided above. Should any malfunction of the Building improvements or facilities occur, including without limitation any interruption of service, and should the same continue for a period exceeding seven (7) successive days or an aggregate of fourteen (14) days in any single thirty (30) day period, then Tenant, in addition to any other available remedies shall have the option to secure such service(s) and deduct the cost thereof from the Rentals due under the Lease.

          11. Facilities. Landlord expressly agrees and acknowledges that Tenant's use of the Premises for office purposes and the attendant use of computer equipment, telecommunications support services and other equipment and facilities associated with such use (i) shall not constitute excessive or additional electric consumption which would obligate Tenant to make any additional payment to Landlord, (ii) shall not constitute a circumstance which would be deemed as generating abnormal or excessive heat or air conditioning consumption, which would obligate Tenant to make any additional payment to Landlord, (iii) shall not exceed the floor load capacity of the Premises, and
(iv) shall not exceed the capacity of existing transformers, feeders, risers or wiring installations. Tenant shall be allowed to operate microwave cooking equipment within the Premises.

          12. Legal Compliance. Landlord represents and warrants that the Premises (including, without limitation, any tenant improvements contemplated to be made by Landlord), the Building and the Property, at the time of execution of the Lease and on the later of the Commencement Date or the date of completion of the improvements to be effected by Landlord, ate and shall be in compliance with any and all applicable federal, state or local laws, ordinances and regulations ("Legal Requirements"), including, without limitation, those relating to (a) the environment (including, without limitation, those relating to hazardous materials, hazardous substances, hazardous waste, infectious waste, toxic materials, regulated materials and substances and the like), health and/or safety, (b) the Americans with Disabilities Act ("ADA"), and (c) zoning and building codes, occupancy and permit requirements required for Tenant's intended use, and (d) laws or regulations pertaining to chlorofluorocarbons ("CFCs") and
(e) applicable life safety codes. Notwithstanding anything to the contrary. Tenant shall not be responsible for compliance with items (a) through (d) above or any other Legal Requirements not relating uniquely to the Premises and occasioned by Tenant's particular use of the Premises, Landlord represents and warrants that neither the Premises nor the Building contain any asbestos or asbestos-containing materials.

          In no event shall the legal and regulatory compliance obligations of Tenant under the Lease be construed as requiring Tenant (i) to comply with any Legal Requirements affecting those portions of the Building or Property comprising the common areas or otherwise outside the Premises or (ii) directly or indirectly to pay or reimburse Landlord for legal or regulatory compliance costs not caused directly by Tenant's business activities conducted on the Premises, or (iii) to restrict Tenant's use of the Premises and common areas as contemplated by the Lease.

          To the extent that Tenant is responsible for compliance with Legal Requirements, Tenant shall have the right to contest by appropriate proceedings diligently conducted in good faith, in the name of Tenant or, with the prior written consent of Landlord, in the name of Landlord, or both, the validity or application of any Legal Requirements of any nature affecting Tenant or its use of the Premises. If compliance with any of such Legal Requirements legally may be delayed pending she prosecution of any proceeding, without incurring any lien, charge or liability of any kind against the Building and/or the Premises, or against Landlord's interest in the Building and/or the Premises or sale of the Building and/or the Premises, and without subjecting Tenant or Landlord to any liability, civil or criminal, interest or penalty for failure to comply. Tenant may delay compliance until the final determination of the proceeding.

          Landlord will indemnify Tenant and hold Tenant harmless from and against any losses, costs, damages or claims of whatever nature arising out of or in connection with the failure of the Premises to comply with ADA requirements and applicable life safety codes as of the Commencement Date or the failure of the Building or common areas to comply with ADA requirements and applicable life safely codes at any time during the Lease Term.

          13. Landlords Repair Responsibilities. Anything in the Lease to the contrary notwithstanding, Landlord shall repair, replace and maintain in a first class manner as comparable to buildings in the same geographical area as the Building, (i) the external and structural components of the Building, (ii) all common and public areas of the Building, (iii) the HVAC, mechanical, electrical and plumbing systems of the Building and on the Property exclusive of systems, if any, specially installed by or on behalf of any tenant, and (iv) the Premises and fixtures therein to the extent beyond the scope of Tenant's maintenance responsibilities under the terms of the Lease and to the extent not caused by Tenant.

          14. Damage or Destruction. If the Premises are partially or totally damaged or if the Building of which the same forms a part is totally or substantially damaged (whether or not the Premises are actually damaged) and if as a result thereof Landlord has the right to terminate the Lease, Tenant shall also have the right to terminate the Lease for and during the same period afforded Landlord and, in addition, if the Premises or such portion of the Building as materially affects Tenant's use of the Premises shall be totally or partially damaged and such damage is not repaired within ninety (90) days of the occurrence, Tenant at its election may terminate the Lease.

          15. Condemnation. Notwithstanding anything in the Lease to the contrary, in the event of a taking by eminent domain, if the whole or a portion of the Premises, the Building or the Property is taken or condemned by any governmental authority and such taking has a material adverse impact on Tenant or its use of the Premises, Tenant shall have the right to terminate the Lease upon sixty (60) days notice to Landlord, and upon the giving of such notice by Tenant the Term shall terminate as of the date title vests in the authority, and rent shall be abated on that date.

          16. Insurance. At all times throughout the term of the Lease, Landlord will maintain in reasonable amounts (a) fire and extended coverage insurance covering the Building in an amount sufficient to prevent Landlord from being a co-insurer under its policy of insurance, and (b) public liability and property damage insurance in an amount customary for first class office properties.

          17. Assignment; Subletting. Landlord's consent to assignment and sublettings shall not be unreasonably withheld, conditioned or delayed. Notwithstanding anything in the Lease to the contrary, it is not necessary to obtain Landlord's consent to any assignment of the Lease or to any subletting of all or any part of the Premises to any affiliate of Tenant and any entity which controls, is controlled by or which is under common control with Tenant. No assignment of the Lease or any subletting of all or any part of the Premises will operate to release Tenant from any of its obligations under the Lease.

          18. Landlord Entry; Alterations. Notwithstanding anything to the contrary in the Lease, except in case of an emergency, Landlord shall provide notice of not less than 24 hours prior to entering the Premises under any provision of the Lease affording any rights of repair, entry or inspection provided in the Lease. Landlord shall not have the right to make alterations to the Premises (as distinguished from ordinary repairs and maintenance) unless Tenant in its sole discretion consents thereto and Landlord shall not have the right to diminish or alter the size or location of the Premises, its entrances or other appurtenances.

          19. No Individual Liability. Notwithstanding anything to the contrary, no person or party having an ownership or equity interest in Tenant shall have any personal liability for the obligations under the Lease.

          20. Mitigation of Damages. Notwithstanding anything to the contrary in the Lease, Landlord shall have the duty to mitigate damages in the event of default, inter alia, by using reasonable efforts to re-let the Premises.
         ----  ----

          21. Rules and Regulations. Wherever Landlord has reserved the right in the Lease to enact rules and regulations governing the Building and the Premises, such rules and regulations shall be reasonable and applied uniformly and equally to all tenants throughout the Building.

          22. Limitation on Landlord Exculpation; Tenant Remedies. Landlord shall not be held harmless for its own negligence or willful misconduct or the negligence or willful misconduct of its agents, contractors, servants or employees. Tenant shall have the right to deduct from the rent payable hereunder the amount of any money judgment rendered by a court of law against Landlord after the time for appeal has expired.

          23. Waiver of Claims and Subrogation. Tenant and Landlord waive any and every claim which arises or may arise in their favor and against the other party during the term of the Lease or any renewal or extension thereof for any and all loss of. or damage to the Premises, the Building or any of its property located within or upon, the Premises or the Building, which loss or damage is covered by valid and collectible fire and extended coverage insurance policies, to the extent that such loss or damage is recoverable under such insurance policies. This waiver shall be in addition, to, and not in limitation or derogation of, any other waiver or release contained in the Lease with respect to any loss of or damage to, property of Landlord. Inasmuch as the above waiver will preclude the assignment of any aforesaid claim, by subrogation or otherwise, to an insurance company (or any other person), Landlord and Tenant agree immediately to give to each insurance company which has issued policies of fire and extended coverage insurance, written notice of the terms of such waiver, and to have such insurance policies properly endorsed, if necessary, to prevent the invalidation of the insurance coverage by reason of such waiver.

          24. Subordination; Mortgagee's Right to Cure. The Lease shall not be subordinate to any ground lease, mortgage, deed of trust or similar interest, unless Tenant is provided with a non-disturbance agreement in form reasonably acceptable to Tenant executed by the mortgagee, ground lessor, trustee or beneficiary, as the case may be. Landlord agrees to secure a non-disturbance agreement in form reasonably acceptable to Tenant from all such interest holders in existence on the date of execution of the Lease. Any period afforded to any mortgagee under the Lease to cure any default shall not exceed a total of sixty (60) days.

          25. Consents and Permits. Landlord covenants and warrants to Tenant that it shall obtain any and all consents, certificates and permits which are or may be required for Tenant's occupancy of the Premises as contemplated by the Lease and that the Premises shall be in a condition suitable to enable the use contemplated by the Lease.

          26. Parking. Tenant shall be entitled to receive, without charge during the Term hereof, not less than Forty Five (45) unreserved parking space(s) in the parking areas used in conjunction with the Building, as shown on the site plan attached to the Lease. The foregoing obligation, however, shall not be construed as obligating Landlord to provide more than Forty-five (45) parking spaces for Tenant's use.

          27. No Use at Force. Notwithstanding anything in the Lease to the contrary in the Lease, the use of force by Landlord or its agents shall not be included among the remedies available for enforcement of the Base Rent.

          28. Consent. Where Landlord's consent is required under the Lease, such consent shall not be unreasonably withheld, delayed or conditioned. In the event Landlord fails to respond to a request for consent within thirty (30) days after written demand, such request shall be deemed granted.

          29. Holdover. Notwithstanding anything in the Lease to the contrary, Landlord shall not be entitled to collect an amount in excess of one hundred fifty percent (150%) of the Base Rent due under the Lease in the event of Tenant's holdover.

          30. Estoppel Certificates. The time afforded to Tenant for responding to requests for estoppel certificates shall not be less than ten (10) business days following receipt of written notice.

          31. Leasehold Mortgages. Tenant may, without the prior written consent of Landlord, subject the leasehold estate created by the Lease, as amended from time to time, and its personal property, equipment and trade fixtures. to a leasehold mortgage and/or security agreement to secure financing or other obligations which Tenant may obtain or incur. In connection with any such leasehold mortgage and/or security agreement, Landlord will, promptly following receipt of written request therefor, provide to Tenant's lender(s) an estoppel agreement confirming whether or not the Lease has been amended, whether or not there are any uncured defaults under the Lease, and such other matters pertaining to the Lease as such lender(s) may reasonably require.

          32. Landlord's Indemnity. Landlord, on behalf of itself and any party claiming by, through or under Landlord, hereby agrees to indemnify, defend and hold Tenant, its agents and employees, harmless from claims for personal injury, death, or property damage arising from incidents occurring in or about the Premises, Building or Common Areas caused by any negligent action or omission of Landlord, its agents, employees, contractors, licensees or invitees. If Tenant is made a party to any action commenced by or against Landlord and any such action arises out of matters for which Landlord has provided indemnification for Tenant as hereinbefore provided, Landlord agrees to indemnify and hold Tenant harmless therefrom and to pay all judgments, settlements, losses, expenses and costs (including attorneys' fees and expert witness and consultant fees) which may be incurred by Tenant in connection therewith.

          33. Landlord Default. Landlord's failure to perform or observe any of its obligations under the Lease after a period of thirty (30) days (or the additional time, if any, that is reasonably necessary to promptly and diligently cure the failure) after receiving written notice from Tenant is a default under the Lease. The notice will give in reasonable detail the nature and extent of the failure and identify the provision(s) of the Lease containing the obligation(s). After Tenant receives notice of a mortgagee's name and address and request for notice upon Landlord's default, Tenant will provide the notice required by this Section to the mortgagee at the same time Tenant gives notice to Landlord. If Landlord commits a default under the Lease, Tenant may pursue any remedies given in the Lease or under applicable law.

          If either party defaults ("Defaulting Party"), the other party ("Nondefaulting Party") may, without being obligated and without waiver of the default, cure the default. The Nondefaulting Party may enter the Premises or Building to cure the default. The Defaulting Party will pay the Nondefaulting Party, upon demand, all reasonable costs, expenses and disbursements incurred by the Nondefaulting Party to cure the default.

          34. Telephone Service. Tenant, at its expense, may bring an alternate or different carrier's telephone service into the Building for use by Tenant. Tenant may make such alternate telephone service available to other tenants in the Building (but will not encourage such other tenants to demand different services). The plans for any work to bring such alternate telephone service to the Building must be reviewed and approved by Landlord (such approval not to be unreasonably withheld or delayed) prior to the commencement of any such work by Tenant. Tenant agrees that any such work may not adversely affect the structural or aesthetic integrity of the Building nor interfere with the services provided to other tenants.

          37. Option To Extend. Tenant will have one (1) five-year option to extend the Term. The amount of the rent during any such extension will be determined by the "market rate" at the time of such extension for comparable office space in the Town of Guilderland, Western Avenue, New York, as mutually agreed upon by Landlord and Tenant. Tenant shall notify Landlord of its exercise of such option not less than One Hundred Eighty (180) days prior to the expiration of the initial term of the Lease. If Landlord and Tenant are not able to so agree upon the market rate, the rent then in effect will continue during such extension until the market rate is determined as hereinafter provided. Once the market rate is so determined, appropriate payments will be promptly made as are necessary to reimburse the party entitled thereto for any overpayment or underpayment of rent retroactive to the beginning of the extension period. If Landlord and Tenant are unable to agree upon the market rate within thirty (30) days prior to the beginning of any extension of the Lease, each of them will select a licensed broker who has at least ten (10) years of experience in the Albany County office rental market. The two (2) brokers so selected will select a third broker who meets the same minimum experience requirement. The market rate will be deemed to be the average of the rates which are determined by such brokers to be the then current market rate.

          38. Antenna Installation. Landlord will allow Tenant to install, maintain and access an array of its typical antennae and antennae support system and related equipment on the roof of the Building and those areas necessary to connect and operate the same at a location selected by Tenant, subject to Landlord's reasonable approval as to the location and method and manner of installation, at no additional cost or rental. Tenant shall submit specifications for such equipment and support system, so as to enable Landlord to assure that the size and color thereof conform to reasonable building standards. Depending upon the location on the roof of the Building and visibility from the ground, Landlord may require Tenant to provide screening.

          39. Security System. Tenant shall have the right to install a key card or other security system selected by Tenant in and about the Premises, provided that, at the end of the Term, Tenant shall repair any damage to doors within the Premises, but Tenant shall not be obligated to remove any concealed wiring associated with such system.

          40. Storage Space. During the term of the Lease (as may be extended) Landlord shall make available to Tenant within Sixty (60) days following request by Tenant approximately 2,500 usable square feet of storage space (or so much thereof as shall be available at the time or thereafter) in the 100 Oaks Building, Great Oaks Office Park, Town of Guilderland, Albany, New York (the "Storage Space"). The Storage Space shall be dry, clean, sprinklered and secure and Landlord shall install lighting and drop ceiling within the Storage Space and provide for secured access to the Storage Space. The monthly rent for the storage space, as of the Commencement Date, shall be an amount equal to the quotient of: the product of Ten and no/100ths Dollars ($10.00) multiplied by the number of usable square feet in the Storage Space, divided by twelve (12). For purposes of this Lease, the Storage Space shall be considered as part of the Premises, except that (i) Tenant shall be obligated to pay rent for the Storage Space only in the amount specified in this section, and not the amounts specified in the sections of the Lease in respect of operating expenses, taxes or any other component of base, basic or additional rent.

          41. Authority To Sign. Each party hereby represents and warrants to the other that the person or entity signing the Lease on behalf of such party is duly authorized to execute and deliver the Lease and to legally bind the parry on whose behalf the Lease is signed to all of the terms, covenants and conditions contained in the Lease.

          42. Defined Terms. Any capitalized term not defined in the Lease Addendum will have the meaning attributed to such term as set forth in the Lease

          43. Non-Standard Provisions Attached. If noted, additional provisions are attached as Exhibit A

YES [X]  NO [ ]  Landlord's Environmental Representation and Indemnity.


WITNESS: /s/ Sharon L. Mericle       LANDLORD:  Jack Rosenblum
        --------------------
                                     By  /s/ Jack Rosenblum
                                         -------------------------------
                                     Printed Name  Jack Rosenblum
                                                   --------------
                                     Title  Landlord
                                            --------

WITNESS: /s/ [Signature Illegible]   TENANT:  Sprint Spectrum L.P.
        --------------------
                                     By  /s/ J.L. Diepenbrock
                                         --------------------------------
                                     Printed Name  Jerald L. Diepenbrock
                                                   ---------------------
                                     Title  V.P. Financial Planning and Analysis
                                            ------------------------------------

                          EXHIBIT A TO LEASE ADDENDUM
                          ---------------------------
             LANDLORD'S ENVIRONMENTAL REPRESENTATION AND INDEMNITY
             -----------------------------------------------------

Landlord covenants, represents and warrants to Tenant that as of the Commencement Date of this Lease, no Hazardous Substances (as defined below) have been manufactured, refined, stored, disposed of, produced or processed on or in any part of the Premises and the Premises contains no asbestos containing materials. "Hazardous Substance" means any pollutant, contaminant, toxic or hazardous waste, dangerous, noxious or toxic substance, flammable, explosive, radioactive material, urea formaldehyde foam insulation, asbestos, PCBs, or any other substances the removal of which is required, or the manufacture, preparation, production, generation, use, maintenance, treatment, storage, transfer, handling or ownership of which is restricted, prohibited, regulated, penalized by or subject to any and all federal, state, county, or municipal statutes or laws. Landlord, the Premises and the property of which they are a part are each in compliance with all federal, state, county or municipal environmental, pollution, health, safety, fire, or building code laws and Landlord has no knowledge and has received no notice of any federal, state, county or municipal environmental, pollution, health, safety, fire, or building code violations, any proceedings, investigations or lawsuits or any requirements to clean up, abate or decontaminate. Landlord will defend, indemnify, and hold harmless Tenant, its partners, directors, officers, employees, and agents, and any assignees, subtenants or successors to Tenant's interest in the Premises from and against any and all losses, claims, damages, penalties, and liability, including all out of pocket litigation costs and the reasonable fees and expenses of counsel, consultant fees and expert fees in connection with the Landlord's covenants, representations and warranties above. The obligations and liabilities of Landlord under this Paragraph shall survive the expiration or earlier termination of the Lease.

November 20, 1996

Sprint Spectrum, LP.

Attn:     Mr. Jerald L. Diepenbrock, V.P.

Re:       Lease Amendment No. 1
          Jack Rosenblum/Sprint Spectrum LP.

Dear Mr. Diepenbrock:

This letter constitutes Amendment No. 1 of the Lease Agreement, dated September 30, 1996 between Jack Rosenblum and Sprint Spectrum L.P. for the space you have leased at 319 Great Oaks Blvd Albany New York 12203. I have attached a copy of the facing page of this Lease to this letter.

It is my understanding that we have agreed and so hereby amend the Lease effective November 20, 1996 as follows:

1. The Tenant's principal office and place of business shall be 4900 Main, Kansas City, MO 64112.

2.    The size of the premises has been reduced from Nine Thousand Two Hundred
                                                ----
(9,200) rentable square feet to Eight Thousand Seven Hundred Thirty-Two (8,732)
                             --
rentable square feet, as shown on revised Exhibit A-2, attached hereto.

3. The commencement date and respective termination dates of the Lease shall be changed from January 1, 1997 through December 31, 2001 to March 1, 1997
           ----                                           --
through February 28, 2002.

4.    The annual base rent ("Base Rent") has been reduced from One Hundred Forty
                                                          ----
Four Thousand Nine Hundred Dollars ($144,900) to One Hundred Thirty Seven
                                              --
Thousand Five Hundred Twenty-Nine and Dollars ($137,529) to be paid in equal monthly installments of Eleven Thousand Four Hundred Sixty and 75/100 Dollars ($11,460.75).

5. The pro-rata percentage of operating expenses and pro-rata percentage of taxes has been changed from 15.33% to 14.55%.
                       ----        --

6.    The Option to Expand has been changed from Two Thousand Five Hundred
                                            ----
Eighty-One (2,581) rentable square feet to Three Thousand Forty-Nine (3,049)
                                        --
rentable square feet, as shown on revised Exhibit A-2, attached hereto.

7.    The Tenant Construction Allowance has been changed from One Hundred
                                                         ----
Fifteen Thousand Dollars ($115,000) to One Hundred Nine Thousand One Hundred
                                    --
Fifty Dollars ($109,150).

Except as modified above, all other terms, provisions and conditions of the Lease Agreement shall remain unchanged and are hereby ratified and confirmed.

If the above reflects your understanding, I would appreciate it if you would have the authorized officer of your firm sign all three copies of this letter.
                                              ----------------
Upon receipt of the signed copies, I shall fully execute a copy for your files and return it to you.

Sincerely,



/s/ Jack Rosenblum



The above is hereby accepted and approved:



By: /s/ J.L. Diepenbrock                   Date: 3-6-97
   ______________________________               _______________________
   Sprint Spectrum L.P.



By:                                        Date:
   ______________________________               _______________________
   Jack Rosenbaum

          [Exhibit A-2 - Floor Plan]

                             CONSENT TO ASSIGNMENT
                             ---------------------

THIS CONSENT TO ASSIGNMENT (this "Consent") is made and delivered as of the 12th day of May, 2000 by Jack Rosenblum ("Lessor") and Sprint Spectrum L.P. and its assigns ("Lessee").

                                    Recitals
                                    --------

A. Lessor and Lessee entered into a lease, license or Sprint PCS Site Agreement dated September 26, 1996 (the "Lease") pursuant to which Lessee leased from Lessor certain premises located at 319 Great Oaks Blvd., Albany, NY 12203 (the "Premises").

B. Lessee and Independent Wireless One Corporation ("Assignee") have entered into an Asset Purchase Agreement whereby Lessee may sell to Assignee certain assets of Lessee ("Assets") including, without limitation, the Lease. If the sale of the Assets is completed, Lessee will assign to Assignee all of Lessee's right, title and interest in, under and to the Lease, and Assignee will assume all of the duties, obligations and liabilities of Lessee under the Lease which arise from and after the assignment of the Lease from Lessee to Assignee.

C. Lessor has requested that Lessor grant its consent to the assignment of the Lease.

D. Lessor has agreed to give such consent in accordance with the terms and conditions of the Lease under this Consent.

                              Terms and Conditions
                              --------------------

Based upon the foregoing Recitals, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, Lessor hereby agrees as follows:

1. Lessor's Consent to Assignment and Reassignment. If Lessee completes the sale of the Assets to Assignee, lessor hereby consents to the assignment of the Lease by Lessee to Assignee upon the terms and conditions set forth in this Assignment. Lessor further consents to a future reassignment of the Lease by Assignee to Lessee provided that the Lease has not been amended or upon Lessee agreement to assume all tenant obligations under the Lease arising after the date of such reassignment.

2. Lessee to Remain Liable. Lessee agrees to be and shall remain responsible for all rent, additional rent, duties, obligations and liabilities under the Lease and this consent shall not operate as a release thereof.

3. Limitation of Consent. The consent of Lessor given hereby extends only to the assignment of the Lease to Assignee and thereafter by Assignee to parties under common control with Assignee, including, without limitation, Independent Wireless One Leased Realty Corporation, and to any future reassignment to Lessee and shall not apply to any other assignment to the Lease or subletting of the leased Premises. Any other further assignment of the Lease or subletting of the leased Premises, either in whole or in part, is subject to the Consent requirements of the Lease.

4. Status of Lease. The lease is in full force and effect and there are no defaults under the Lease as of the date of this Consent.

5. Right to Cure/Reassignment. Lessor agrees that it will provide Lessee with written notice of any default by Assignee under the Lease. Lessee has the right and the obligation to cure any such default if Assignee fails to cure the default within the cure period provided under the Lease. All notices to Lessee shall be in writing and sent certified mail or overnight carrier to:


    General Counsel                        Sprint PCS
    Sprint Spectrum L.P.                   One International Blvd.
    4900 Main Street                       Suite 800
    Kansas City, MO  64112                 Mahwah, New Jersey  07495
                                           (201) 512-4700
                                           (201) 512-4814


    With a copy to:


    J.K. Hage III, General Counsel          Office of General Counsel
    Independent Wireless One Corporation    Independent Wireless One Corporation
    610 Charlotte St.                       319 Great Oaks Blvd.
    Utica, NY  13501                        Albany, NY  12203


6. Governing Law. This consent is to be governed by, and construed and enforced in accordance with the laws of the state in which the Premises are located.

IN WITNESS WHEREOF, Lessor and Lessee have executed this Consent for delivery as of the date first above written.

LESSOR:                               LESSEE:


/s/ Jack Rosenblum                    /s/ [Signature Illegible]
----------------------------------    -----------------------------------------
Jack Rosenblum                        Sprint Spectrum L.P.


By: /s/ Jack Rosenblum                By:
   -------------------------------       --------------------------------------
Name: Jack Rosenblum                  Name:
     -----------------------------         ------------------------------------
Title:                                Title:
      ----------------------------          -----------------------------------


/s/ Mona L. Hyde           5/12/00    /s/ [Signature Illegible]
----------------------------------    -----------------------------------------
Witness:                     Date     Witness:                            Date

                                       2